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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

Convio, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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April 12, 2011

Dear Stockholder:

        You are cordially invited to attend this year's annual meeting of stockholders on Thursday, May 19, 2011 at 9:00 am, local time. The meeting will be held at Westin Austin at the Domain, located at 11301 Domain Drive, Austin, Texas, 78758. The meeting will commence with a discussion and voting on the matters set forth in the accompanying Notice of Annual Meeting of Stockholders followed by presentations and a report on our operations.

        The Notice of Annual Meeting of Stockholders and a Proxy Statement, which more fully describes the formal business to be conducted at the meeting, accompany this letter. A copy of our Annual Report to Stockholders is also enclosed for your information.

        Whether or not you plan to attend the meeting, your vote is very important and we encourage you to vote promptly. After reading the proxy statement, please promptly mark, sign and date the enclosed proxy card and return it in the prepaid envelope provided. Alternatively, you may vote your shares via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are provided on the proxy card. If you attend the meeting you will, of course, have the right to revoke the proxy and vote your shares in person. For the election of directors, if you do not provide voting instructions via the Internet, by telephone, or by returning a proxy card or providing instructions to your broker, your shares will not be voted.

        We look forward to seeing you at the annual meeting.

Sincerely yours,

Gene Austin
 Chairman, Chief Executive Officer and President

NOTICE OF 2011 ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 19, 2011

        The 2011 annual meeting of stockholders of Convio, Inc., a Delaware corporation (the "Company"), will be held on May 19, 2011, at 9:00 am, local time, at Westin Austin at the Domain, located at 11301 Domain Drive, Austin, Texas, 78758, for the following purposes:

          1.     To elect one director to hold office for a three-year term until our 2014 annual meeting of stockholders and until his successor is elected and qualified.

          2.     To vote on an advisory (non-binding) resolution regarding executive compensation.

          3.     To vote on an advisory (non-binding) resolution regarding the frequency of an advisory vote on executive compensation in the future.

          4.     To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011.

          5.     To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

        Our Board of Directors recommends a vote FOR Items 1, 2 and 4 and a vote for an advisory vote on executive compensation every THREE years for Item 3. Stockholders of record at the close of business on March 21, 2011 are entitled to notice of, and to vote at, this meeting and any adjournment or postponement. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 11501 Domain Drive, Suite 200, Austin, Texas 78758.

By order of the Board of Directors,
Gene Austin Chairman, Chief Executive Officer and President

April 12, 2011

IMPORTANT: Please vote your shares via telephone or the Internet, as described in the accompanying materials, to assure that your shares are represented at the meeting, or, you may mark, sign and date the enclosed paper proxy card and return it in the enclosed postage-paid envelope. If you attend the meeting, you may choose to vote in person even if you have previously voted your shares.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 19, 2011:  Our Proxy Statement is enclosed. Financial and other information concerning Convio, Inc. is contained in our Annual Report to Stockholders for the fiscal year ended December 31, 2010. A complete set of proxy materials relating to our annual meeting, consisting of the Notice of Annual Meeting, Proxy Statement, Proxy Card and Annual Report to Stockholders, is also available on the Internet and may be viewed at www.edocumentview.com/cnvo.

Convio, Inc.

CONVIO, INC.
11501 DOMAIN DRIVE, SUITE 200, AUSTIN, TEXAS 78758

PROXY STATEMENT FOR THE ANNUAL MEETING OF STOCKHOLDERS

        The Board of Directors of Convio, Inc. (the "Board") is soliciting your proxy for the 2011 annual meeting of stockholders to be held on May 19, 2011, or any adjournment or postponement thereof, at Westin Austin at the Domain, located at 11301 Domain Drive, Austin, Texas, 78758, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. This proxy statement and related materials are first being mailed to stockholders on or about April 12, 2011. References in this proxy statement to the "Company," "we," "our," "us" and "Convio" are to Convio, Inc. and its consolidated subsidiaries, and references to the "annual meeting" are to the 2011 annual meeting of stockholders. When we refer to the Company's fiscal year, we mean the annual period ending on December 31. This proxy statement covers our fiscal 2010, which was from January 1, 2010 through December 31, 2010 ("fiscal 2010").

SOLICITATION AND VOTING

Record Date

        Only holders of record of common stock at the close of business on March 21, 2011 will be entitled to notice of and to vote at the meeting and any adjournment thereof. As of the record date, 17,966,328 shares of common stock were outstanding and entitled to vote.

Quorum

        A majority of the shares of common stock issued and outstanding as of the record date must be represented at the meeting, either in person or by proxy, to constitute a quorum for the transaction of business at the meeting. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker or bank) or if you vote in person at the meeting. Abstentions and "broker non-votes" (shares held by a broker or nominee that does not have the authority, either express or discretionary, to vote on a particular matter) will each be counted as present for purposes of determining the presence of a quorum.

Vote Required to Adopt Proposals.

        Each share of our common stock outstanding on the record date is entitled to one vote on the director nominee and one vote on each other matter. For the election of directors, the director nominee receiving the highest number of "FOR" votes will be elected as director. For the advisory vote on the frequency of an advisory vote on the compensation of our named executive officers, the option of one year, two years or three years that receives the greatest number of votes will be the frequency recommended by stockholders. With respect to all other proposals, we must receive a "FOR" vote from the majority of shares present and entitled to vote either in person or by proxy.

Effect of Abstentions and Broker Non-Votes.

        Shares not present at the meeting and shares voted "Abstain" will have no effect on the election of directors or the advisory vote on the frequency of an advisory vote on executive compensation. For each of the other proposals, abstentions will have the same effect as negative votes. If you are a beneficial owner and hold your shares in "street name," it is critical that you cast your vote if you want it to count in the election of directors and the executive compensation proposals. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. In tabulating the voting results for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Voting Instructions

        If you complete and submit your proxy card or voting instructions, the persons named as proxies will follow your instructions. If you are a stockholder of record and you submit a proxy card or voting instructions but do not direct how to vote on each item, the persons named as proxies will vote as the Board recommends on each proposal.

        Depending on how you hold your shares, you may vote in one of the following ways:

  Stockholders of Record:    You may vote your proxy over the Internet or by telephone by following the instructions provided on the proxy card, or you may sign and return the proxy card in the prepaid envelope. You may also vote in person at the annual meeting.

  Beneficial Stockholders:    Your bank, broker or other holder of record will enclose a voting instruction card for you to use to instruct them on how to vote your shares. Check the instructions provided by your bank, broker or other holder of record to see which options are available to you. However, since you are not the stockholder of record, you may not vote your shares in person at the annual meeting unless you request and obtain a valid proxy from your bank, broker or other agent.

        Votes submitted by telephone or via the Internet must be received by 11:59 p.m., Eastern Time, on May 18, 2011. Submitting your proxy by telephone or via the Internet will not affect your right to vote in person should you decide to attend the annual meeting.

        If you are a stockholder of record, you may revoke your proxy and change your vote at any time before the polls close by returning a later-dated proxy card, by voting again by Internet or telephone as more fully detailed in your proxy card, or by delivering written instructions to the Corporate Secretary before the annual meeting. Attendance at the annual meeting will not in and of itself cause your previously voted proxy to be revoked unless you specifically so request or vote again at the annual meeting. If your shares are held by a bank, broker or other agent, you may change your vote by submitting new voting instructions to your bank, broker or other agent, or, if you have obtained a legal proxy from your bank, broker or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

Solicitation of Proxies

        We will bear the entire cost of soliciting proxies. In addition to soliciting stockholders by mail, we will request banks, brokers and other intermediaries holding shares of our common stock beneficially owned by others to obtain proxies from the beneficial owners and will reimburse them for their reasonable expenses in so doing. Solicitation of proxies by mail may be supplemented by telephone, by electronic communications and personal solicitation by our officers, directors and employees. No additional compensation will be paid to officers, directors or employees for such solicitation.

Voting Results

        We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the U.S. Securities and Exchange Commission.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

        We have a classified Board consisting of two Class I directors, three Class II directors and three Class III directors, following the voluntary resignation of C. Thomas Ball on February 8, 2011, as reported on the Current Report on Form 8-K, duly filed with the Securities and Exchange Commission on February 11, 2011. The term of office of the Class I directors, M. Scott Irwin and Sheeraz D. Haji, will expire at the upcoming annual meeting. In April 2011, Mr. Haji announced his decision not to stand for re-election as a director at this annual meeting. In accordance with the Company's certificate of incorporation and bylaws, the Board has decreased the total number of authorized directors from nine to seven (and the total number of Class I directors from three to one), effective as of the upcoming annual meeting. Management's nominee for election by the stockholders to this position is a current Class I member of the Board, Mr. Irwin. If elected, such nominee will serve as a director until our annual meeting of stockholders in 2014 and until his respective successor is elected and qualified. If such nominee declines to serve or becomes unavailable for any reason, or if a vacancy occurs before the election (although we know of no reason to anticipate that this will occur), the proxies may be voted for such substitute nominees as we may designate. The proxies cannot vote for more than one person.

        Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this Proposal No. 1:

        "RESOLVED, that the stockholders of Convio, Inc. hereby approve the election of M. Scott Irwin as Class I director, to serve until the annual meeting of stockholders in 2014 and until his respective successor is elected and qualified."

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE FOREGOING RESOLUTION. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

Vote Required

        So long as the nominee for Class I director receives more votes for his election than against, he will be elected as the Class I director. Abstentions will have no effect on the vote. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote.

* * * * * * *

        The following table sets forth information regarding our current directors, including the nominee for Class I director to be elected at this meeting, as of April 12, 2011.

Name	Principal Occupation	Age	Director Since

Class I Director Nominated for Election at the 2011 Annual Meeting of Stockholders:
M. Scott Irwin	General Partner of El Dorado Ventures, L.P.	36	2007
Class II Directors Whose Terms Expire at the 2012 Annual Meeting of Stockholders:
Vinay K. Bhagat	Chief Strategy Officer and Director of Convio, Inc.	41	1999
Christopher B. Hollenbeck	Managing Director of Granite Ventures, LLC	43	2001
George H. Spencer III	Senior Managing Director of Seyen Capital	47	2004
Class III Directors Whose Terms Expire at the 2013 Annual Meeting of Stockholders:
Kristen L. Magnuson	Chief Financial Officer of AZ Digital Farm LLC	54	2008
William G. Bock	Senior Vice President of Silicon Laboratories Inc.	60	2008
Gene Austin	Chairman of the Board of Directors, Chief Executive Officer and President of Convio, Inc.	52	2003

M. Scott Irwin

        M. Scott Irwin has been a member of our Board since February 2007. Mr. Irwin served as a member of the board of directors of GetActive from September 2004 to February 2007. Since February 2005, Mr. Irwin has served as a General Partner of El Dorado Ventures, L.P., a venture capital firm, and was a Principal from June 2000 to January 2005. From 1997 to 1999, Mr. Irwin held software engineering and product management positions with Accenture, Ltd. Mr. Irwin holds a B.S. in Systems Engineering from the University of Virginia and an M.B.A. from the Anderson School of Management at the University of California, Los Angeles.

Vinay K. Bhagat

        Vinay K. Bhagat co-founded our company and served as Chairman of our Board from 1999 to January 2010. Since July 2003, Mr. Bhagat has served as our Chief Strategy Officer. From October 1999 to July 2003, Mr. Bhagat served as our Chief Executive Officer. From 1998 to 1999, Mr. Bhagat was Director of E-Commerce at Trilogy Software, Inc., an e-commerce applications company. From 1993 to 1996, Mr. Bhagat worked as a consultant at Bain & Company, a leading strategic management consulting firm. Mr. Bhagat holds an M.A. from Cambridge University in Electrical and Information Sciences, an M.S. in Engineering Economic Systems from Stanford University and an M.B.A. from Harvard Business School.

Christopher B. Hollenbeck

        Christopher B. Hollenbeck has been a member of our Board since March 2001. Since 1998, Mr. Hollenbeck has served as a Managing Director of Granite Ventures, LLC (formerly known as H&Q Venture Associates LLC), a venture capital firm. Prior to joining Granite Ventures, Mr. Hollenbeck held various positions in the venture capital, corporate finance and merger and acquisition groups at Hambrecht & Quist Group, Inc., an investment bank. Mr. Hollenbeck holds a B.A. in American Studies from Stanford University.

George H. Spencer III

        George H. Spencer III has been a member of our Board since 2004. Since January 2007, Mr. Spencer served as Senior Managing Director of Seyen Capital, a venture capital firm. Since October 2006, Mr. Spencer served as a senior consultant with Adams Street Partners, LLC, a venture capital firm, and was a Partner with Adams Street Partners from January 2001 to October 2006. Mr. Spencer also serves on the board of directors and compensation committee of SPS Commerce (NASDAQ:SPSC), a provider of on-demand supply chain management solutions. Mr. Spencer holds a B.A. from Amherst College and an M.B.A. from The Amos Tuck School of Business at Dartmouth College.

Kristen L. Magnuson

        Kristen L. Magnuson has been a member of our Board since January 2008. Since July 2010, Ms. Magnuson has been the Chief Financial Officer and a Founding Shareholder of AZ Digital Farm LLC, a privately held holding company for mobile technology and digital media solutions. She also serves as Interim Chief Financial Officer to Delta Mutual, Inc., an oil and gas exploration company. From October 2009 to July 2010, Ms. Magnuson was a Partner at Tatum LLC, a financial executive services firm. From September 1997 to August 2009, Ms. Magnuson served as Chief Financial Officer of JDA Software Group, Inc., a provider of enterprise software solutions for supply chain processes, and was promoted to Executive Vice President in March 2001. From 1990 to 1997, Ms. Magnuson served as Vice President of Financial Planning for Michaels Stores Inc., an arts and crafts retailer. From March 1987 to August 1990, she served as Senior Vice President and Controller of MeraBank N.A., a federal savings bank. Ms. Magnuson is a C.P.A. and holds a B.B.A. in Accounting from the University of Washington.

William G. Bock

        William G. Bock has been a member of our Board since January 2008. Since November 2006, Mr. Bock has served as Senior Vice President and Chief Financial Officer of Silicon Laboratories Inc., an integrated circuit technology company. Mr. Bock joined Silicon Laboratories (NASDAQ: SLAB) as a director in March 2000, and served as Chairman of the Audit Committee until November 2006 before he resigned from the board of directors to join the management team. From April 2002 to November 2006, Mr. Bock was a partner of CenterPoint Ventures, a venture capital firm. From April 2001 to March 2002, Mr. Bock served as a partner of Verity Ventures, a venture capital firm. From June 1999 to March 2001, Mr. Bock served as a Vice President and General Manager at Hewlett Packard Company. Mr. Bock held the position of President and Chief Executive Officer of DAZEL Corporation, a provider of electronic information delivery systems, from February 1997 until its acquisition by Hewlett Packard in June 1999. From October 1994 to February 1997, Mr. Bock served as Chief Operating Officer of Tivoli Systems, Inc. Mr. Bock holds a B.S. in Computer Science from Iowa State University and an M.S. in Industrial Administration from Carnegie Mellon University.

Gene Austin

        Gene Austin has served as our Chief Executive Officer and as a member of our Board since July 2003, as President since February 2008 and as a Chairman of the Board since January 2010. From July 2001 to March 2003, Mr. Austin served as Vice President and General Manager of the Enterprise Data Management unit of BMC Software, Inc., a provider of enterprise management solutions. From 1999 to 2001, Mr. Austin served as Vice President and General Manager of Internet Server Products at Dell, Inc., a computer manufacturer. From 1996 to 1999, Mr. Austin served as Senior Vice President of Sales and Marketing at CareerBuilder, Inc., a software as a service company focused on internet based recruiting. Mr. Austin holds a B.S. in Engineering Management from Southern Methodist University in Dallas and an M.B.A. from the Olin School of Business at Washington University in St. Louis.

 CORPORATE GOVERNANCE

Board Composition

        We look to our directors to continue and manage our growth. Our directors bring their leadership experience from a variety of information technology companies and professional backgrounds which we require to continue to grow and bring stockholder value. Messrs. Hollenbeck, Irwin and Spencer come to us through their venture capital backgrounds. They have worked with startup through public companies and bring depth of knowledge in building stockholder value, growing a company from inception and navigating mergers and acquisitions and the public company process. Ms. Magnuson and Messrs. Austin, Bhagat, and Bock have worked in the private sector in various management roles and contribute their significant operational experience. Through Messrs. Austin and Bhagat, we have the continuity and history of current and past management of Convio and direct relevant industry experience. Together, Ms. Magnuson and Mr. Bock have over 15 years of experience in the role of chief financial officer of public companies and bring their extensive accounting and risk management knowledge to us. In addition, our directors' objective and sound judgment, high ethical standards, core values, inquisitive nature, insight, integrity, intelligence, thoughtfulness and constructive working relationships with other directors are reflected in their contributions to our Board and Committee meetings and our direction and strategy as a company.

Board Leadership Structure

        Mr. Austin serves as both our Chief Executive Officer and Chairman of the Board and provides us with a single voice in the marketplace and to our stockholders. As our Chief Executive Officer, Mr. Austin is responsible for our day-to-day operations and implementing our strategy across a variety of nonprofit organizations ("NPOs") located throughout the United States, our technological developments, numerous partners, and our employee base in our dispersed offices. Since our performance is an important part of our Board discussions, Mr. Austin brings direct and relevant information and experience as the chair of those discussions.

        Our Board has designated Mr. Bock as lead independent director to act as the leader of the independent directors and as chairperson of the executive sessions of our independent directors. Our lead independent director serves as a non-exclusive intermediary between the independent directors and management, including our chairman and chief executive officer. Our lead independent director provides input to the chairman in planning agendas for Board meetings and facilitates discussions among the independent directors as appropriate between Board meetings.

Director Independence

        The Board has determined that, other than Messrs. Austin and Bhagat, each of the members of the Board is an "independent director" for purposes of the NASDAQ Listing Rules and Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended, as the term applies to membership on the Board and the various Committees of the Board.

        The definition of independence under the NASDAQ Listing Rules (the "NASDAQ rules") includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his or her family members, has engaged in various types of business dealings with us. In addition, as further required by the NASDAQ rules, our Board has made a subjective determination as to each independent director that no relationships exist that, in the opinion of our Board, would interfere with his exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our Board reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities as they may relate to us and our management.

Risk Management

        Our risk management function is overseen by our Board. Through our management reports, our company policies, such as our corporate governance guidelines, our audit and non-audit services pre-approval policy, our code of business conduct and ethics and our Audit Committee's and Compensation Committee's review of financial and other risks, we keep our Board apprised of material risks and provide our directors access to all information necessary for them to understand and evaluate how these risks interrelate, how they affect the company, and how management addresses those risks. Mr. Austin, as our Chairman, President and Chief Executive Officer, and Mr. Bock, as our lead independent director, work closely together and with management once material risks are identified by the Board to address such risk. If the identified risk poses an actual or potential conflict with management, our lead independent director may conduct the assessment by himself or with the aid of other independent directors.

Executive Sessions

        Non-management directors generally meet in executive session without management present each time the Board holds its regularly scheduled meetings. Mr. Bock has been designated by the Board to act as the presiding director for such executive sessions of non-management directors.

Meetings of the Board and Committees

        The Board held 14 meetings during the fiscal year ended December 31, 2010. The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Governance Committee. During the last fiscal year, each of our directors attended 100% of the total number of meetings of the Board. The Board acted by unanimous written consent once during fiscal 2010.

Audit Committee

        The members of the Audit Committee during fiscal 2010 were Ms. Magnuson and Messrs. Irwin and Spencer. Each of the members of the Audit Committee is independent for purposes of the NASDAQ listing standards as they apply to Audit Committee members. The Board has determined that Ms. Magnuson qualifies as an audit committee financial expert under the rules of the SEC. The functions of the Audit Committee include:

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  reviewing and providing oversight over the qualification, performance and independence, including reviewing applicable performance and independence requirements of the Public Company Accounting Oversight Board of our independent registered public accounting firm and determining whether to retain or terminate their services;

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  approving the terms of engagement of our independent registered public accounting firm and pre-approving the engagement of our independent registered public accounting firm to perform permissible audit and non-audit services;

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  reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm's review of our annual and quarterly financial statements and reports;

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  reviewing with management and our independent registered public accounting firm matters that have a significant impact on our financial statements;

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  reviewing with management its evaluation of the effectiveness and adequacy of our internal controls and procedures for financial reporting and reviewing with our independent registered public accounting firm the attestation to and report on the assessment made by management;

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  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

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  reviewing and approving all related party transactions within the meaning of Item 404 of Regulation S-K.

        The Audit Committee held four meetings during the fiscal year ended December 31, 2010. During the last fiscal year, each of our Audit Committee members attended 100% of the total number of meetings of the Audit Committee.

        Additional information regarding the Audit Committee is set forth in the Report of the Audit Committee immediately following Proposal No. 4.

Compensation Committee

        The members of the Compensation Committee during fiscal 2010 were Messrs. Ball, Bock and Hollenbeck. In February 2011, Mr. Ball voluntarily resigned from the Compensation Committee and the Board. Each of the members of the Compensation Committee is independent for purposes of the NASDAQ listing standards. The Compensation Committee discharges the Board's responsibilities relating to compensation and benefits of our executive officers. In carrying out these responsibilities, the Compensation Committee reviews all components of executive officer and director compensation for consistency with the Committee's compensation philosophy as in effect from time to time. The Compensation Committee determines all compensation for the chief executive officer and approves all employment arrangements applicable to executive officers. The other functions of our Compensation Committee include:

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  determining and reviewing all forms of compensation for our executive officers and directors including, among other things, annual salaries, incentive payments, bonuses, equity awards, severance arrangements, change of control provisions and other compensatory arrangements;

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  administering our equity incentive plans and granting awards of options and other awards to our executive officers, directors and employees under our equity incentive plans;

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  reviewing and discussing with management our compensation discussion and analysis and Compensation Committee report required by the SEC; and

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  evaluating and recommending to our Board the compensation plans and programs advisable for us, and evaluating and recommending the modification or termination of existing plans and programs.

        In fulfilling its responsibilities, the Compensation Committee may, to the extent permitted by law, be entitled to delegate any or all of its responsibilities to one or more subcommittees of the Compensation Committee comprised of one or more members of the Compensation Committee.

        The Compensation Committee held seven meetings during the fiscal year ended December 31, 2010. During the last fiscal year, each of our Compensation Committee members attended at least 75% of the total number of meetings of the Compensation Committee. The Compensation Committee acted by unanimous written consent once during fiscal 2010.

Nominating and Governance Committee

        The members of the Nominating and Governance Committee during fiscal 2010 were Ms. Magnuson and Messrs. Bock, Hollenbeck and Spencer. Each of the members of the Nominating and Governance Committee is independent for purposes of the NASDAQ listing standards. The

Nominating and Governance Committee considers the following factors in reviewing possible candidates for nomination as director:

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  the appropriate size of our Board and its Committees;

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  the perceived needs of the Board for particular skills, background and business experience;

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  diversity in the skills, background, reputation, and business experience of nominees compared to the skills, background, reputation, and business experience already possessed by other members of the Board;

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  nominees' independence from management;

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  applicable regulatory and listing requirements, including independence requirements and legal considerations, such as antitrust compliance;

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  the benefits of a constructive working relationship among directors; and

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  the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspective provided by new members.

        The Nominating and Governance Committee held one meeting during the fiscal year ended December 31, 2010. All members of the Nominating and Governance Committee attended the meeting, with the exception of one.

Director Nominations

        The Nominating and Governance Committee's goal is to assemble a Board that brings a variety of perspectives and skills derived from high quality business and professional experience and which complies with the NASDAQ and SEC rules. While we do not have a formal policy on diversity, our Nominating and Governance Committee considers as one of the factors the diversity of the composition of our Board and the skill set, background, reputation, type and length of business experience and gender of our Board members as well as a particular nominee's contributions to that mix. The Nominating and Governance Committee believes directors should possess the highest personal and professional ethics, integrity and values and be committed to representing the best interests of our stockholders. They must also have an inquisitive and objective perspective and mature judgment. Director candidates must have sufficient time available in the judgment of the Nominating and Governance Committee to perform all Board and Committee responsibilities. Board members are expected to prepare for, attend and participate in all Board and applicable Committee meetings.

        Other than the foregoing and the applicable rules regarding director qualifications, there are no stated minimum criteria for director nominees, although the Nominating and Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of us and our stockholders. Under the NASDAQ rules, at least a majority of the members of the Board must meet the definition of "independent director" and at least one director must have "financial sophistication." The Nominating and Governance Committee also believes it appropriate for one or more key members of management to participate as members of the Board.

        The Nominating and Governance Committee will evaluate annually the current members of the Board whose terms are expiring and who are willing to continue in service against the criteria set forth above in determining whether to recommend these directors for election. The Nominating and Governance Committee will assess regularly the optimum size of the Board and its Committees and the needs of the Board for various skills, background and business experience in determining if the Board requires additional candidates for nomination. In April 2011, following Mr. Haji's decision to not stand for re-election as director, the Nominating and Governance Committee decided that it was in the best interests of the Company to reduce the size of the Board to seven members, effective as of the 2011 annual meeting.

        Candidates for director nominations come to our attention from time to time through incumbent directors, management, stockholders or third parties. These candidates may be considered at meetings of the Nominating and Governance Committee at any point during the year. Such candidates are to be evaluated against the criteria set forth above. If the Nominating and Governance Committee believes at any time that it is desirable that the Board consider additional candidates for nomination, the Committee may poll directors and management for suggestions or conduct research to identify possible candidates and may engage, if the Nominating and Governance Committee believes it is appropriate, a third party search firm to assist in identifying qualified candidates.

        The Nominating and Governance Committee will evaluate any recommendation for director nominee proposed by a stockholder. In order to be evaluated in connection with the Nominating and Governance Committee's established procedures for evaluating potential director nominees, any recommendation for director nominee submitted by a stockholder must be sent in writing to the Corporate Secretary, 11501 Domain Drive, Suite 200, Austin, Texas 78758, 120 days prior to the anniversary of the date proxy statements were mailed to stockholders in connection with the prior year's annual meeting of stockholders and must contain the following information:

  •
  the candidate's name, age, contact information and present principal occupation or employment; and

  •
  a description of the candidate's qualifications, skills, background, and business experience during, at a minimum, the last five years, including his/her principal occupation and employment and the name and principal business of any corporation or other organization in which the candidate was employed or served as a director.

        In addition our bylaws permit stockholders to nominate directors for consideration at an annual meeting.

        All directors and director nominees must submit a completed form of directors' and officers' questionnaire as part of the nominating and evaluation process. The evaluation process may also include interviews and additional background and reference checks for non-incumbent nominees, at the discretion of the Nominating and Governance Committee.

        The Nominating and Governance Committee will evaluate incumbent directors, as well as candidates for director nominees submitted by directors, management and stockholders consistently using the criteria stated in this policy and will select the nominees that in the Committee's judgment best suit the needs of the Board at that time.

Communications with Directors

        Individuals may communicate with the Board by mail, facsimile or email as follows:

Chairman of the Board or
Board of Directors
c/o Corporate Secretary
Convio, Inc.
11501 Domain Drive, Suite 200
Austin, Texas 78758
Fax: 512.652.2691
Email: board@convio.com

        The Corporate Secretary shall maintain a log of such communications and transmit such communications as soon as practicable to the identified director addressee(s), unless there is a safety or security concern, as determined by the Corporate Secretary in consultation with our general counsel. The Board or individual directors so addressed shall be advised of any communication withheld for safety or security reasons as soon as practicable. The Corporate Secretary shall relay all communications to directors absent safety or security concerns.

Director Attendance at Annual Meetings

        We will make every effort to schedule our annual meeting of stockholders at a time and date to accommodate attendance by directors taking into account the directors' schedules. All directors are encouraged to attend our annual meeting of stockholders.

Committee Charters and Other Corporate Governance Materials

        Our Board has adopted a code of business conduct and ethics. The code applies to all of our employees, officers (including our principal executive officer, principal financial officer, principal accounting officer or controller and persons performing similar functions), agents and representatives, including directors and consultants. The code is available on our website at www.convio.com. Any substantive amendment or waiver of the code may be made only by the Board, and will be disclosed on our website as well as via any other means then required by NASDAQ listing standards or applicable law.

        Our Board has also adopted a written charter for each of the Audit Committee, the Compensation Committee and the Nominating and Governance Committee. Each charter is available on our website at www.convio.com.

Corporate Governance Guidelines

        We have adopted Corporate Governance Guidelines that address the composition of the Board, criteria for Board membership and other Board governance matters. These guidelines are available on our website at www.convio.com. A printed copy of the guidelines may also be obtained by any stockholder upon request.

Compensation Committee Interlocks and Insider Participation

        None of the members of the Compensation Committee are or have been an officer or employee of Convio, Inc. During the fiscal year ended December 31, 2010, no member of the Compensation Committee had any relationship with Convio, Inc. requiring disclosure under Item 404 of Regulation S-K. During the fiscal year ended December 31, 2010, none of Convio's executive officers served on the compensation committee (or its equivalent) or board of directors of another entity any of whose executive officers served on Convio's Compensation Committee or Board. For more information, see "Certain Relationships and Related Party Transactions."

PROPOSAL NO. 2

ADVISORY (NON-BINDING) VOTE
ON EXECUTIVE COMPENSATION (SAY-ON-PAY)

Background

        The recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act") requires that our stockholders have the opportunity to cast an advisory (non-binding) vote on executive compensation commencing with our 2011 annual meeting, commonly referred to as a "Say-on-Pay" vote, as well as an advisory vote with respect to whether future Say-on-Pay votes will be held every one, two or three years, which is the subject of Proposal No. 3 in this proxy statement.

        The advisory vote on executive compensation is a non-binding vote on the compensation of our "named executive officers" ("NEOs") as described in the Compensation Discussion and Analysis section, the tabular disclosure regarding such compensation, and the accompanying narrative disclosure, set forth in this proxy statement. Please read the Compensation Discussion and Analysis section starting on page 19 of this proxy statement for a detailed discussion about our executive compensation programs, including information about the fiscal 2010 compensation of our NEOs.

        The advisory vote on executive compensation is not a vote on our general compensation policies, the compensation of our Board, or our compensation policies as they relate to risk management. The Dodd-Frank Act requires that we hold the advisory vote on executive compensation at least once every three years.

        The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support our clients and grow our business. In 2010, we designed our executive compensation program to achieve the following objectives:

  •
  attract and retain executives experienced in developing and delivering products and services such as our own;

  •
  attract and retain individuals with a deep respect for NPOs to foster a culture of client focus, trust, collaboration, community and innovation;

  •
  motivate and reward executives whose experience and skills are critical to our success;

  •
  reward performance; and

  •
  align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

        Our executive compensation program has three primary components—base salaries, cash incentive payments and equity-based awards granted pursuant to our equity plans. The Compensation Discussion and Analysis section starting on page 19 of this proxy statement provides a more detailed discussion of our executive compensation program and compensation philosophy.

        The vote solicited by this Proposal No. 2 is advisory, and therefore is not binding on the Company, our Board or our Compensation Committee, nor will its outcome require the Company, our Board or our Compensation Committee to take any action. Moreover, the outcome of the vote will not be construed as overruling any decision by the Company or the Board.

        Furthermore, because this non-binding, advisory resolution relates significantly to compensation of our NEOs that has already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions. However, our Board, including our Compensation Committee, values the opinions of our stockholders and, to the extent there is any significant vote against the executive officer compensation as disclosed in this proxy statement, we will consider our stockholders' concerns and evaluate what actions, if any, may be appropriate to address those concerns.

        Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this Proposal No. 2:

        "RESOLVED, that the stockholders of Convio, Inc. approve, on an advisory basis, the compensation of the Company's Named Executive Officers, disclosed pursuant to Item 402 of Regulation S-K in the Company's definitive proxy statement for the 2011 annual meeting of stockholders."

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE FOREGOING RESOLUTION. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

Vote Required

        Approval of this resolution requires the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote on the matter. Abstentions will have the same effect as voting against the resolution. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote.

* * * * * * *

PROPOSAL NO. 3

ADVISORY (NON-BINDING) VOTE ON THE FREQUENCY OF AN ADVISORY VOTE ON
EXECUTIVE COMPENSATION

        In connection with Proposal No. 2 above seeking advisory approval of our executive compensation program, the Dodd-Frank Act also requires that we include in this proxy statement a separate advisory (non-binding) stockholder vote to advise on whether the Say-on-Pay vote should occur every one, two or three years. You have the option to vote for any one of the three options, or to abstain on the matter. For the reasons described below, our Board recommends that our stockholders select a frequency of three years, or a triennial vote. We are required to solicit stockholder approval on the frequency of future Say-on-Pay proposals at least once every six years, although we may seek stockholder input more frequently.

        Our Board believes that our current executive compensation programs directly link executive compensation to our financial performance and align the interests of our executive officers with those of our stockholders. Our Board has determined that an advisory vote on executive compensation every three years is the best approach for the Company based on a number of considerations, including the following:

  •
  Our compensation program has not changed significantly from year to year and is designed to induce performance over a multi-year period. A vote held every three years would be more consistent with, and provide better input on, our long-term compensation, which constitutes a significant portion of the compensation of our NEOs;

  •
  A three-year vote cycle gives the Board and the Compensation Committee sufficient time to thoughtfully consider the results of the advisory vote, to engage with stockholders to understand and respond to the vote results and effectively implement any appropriate changes to our executive compensation policies and procedures;

  •
  A three-year vote cycle will provide stockholders with a more complete view of the amount and mix of components of the compensation paid to our NEOs, as the amount and mix of components may differ from year to year;

  •
  A three year period between votes will give stockholders sufficient time to evaluate the effectiveness of our short- and long-term compensation strategies and the related business outcomes of the Company, and whether the components of the compensation paid to our NEOs have achieved positive results for the Company; and

  •
  Many large stockholders rely on proxy advisory firms for vote recommendations. We believe that a triennial vote on executive compensation, rather than an annual or biennial vote, will help proxy advisory firms provide more detailed and thorough analyses and recommendations. Less frequent Say-on-Pay votes will improve the ability of stockholders to exercise their voting rights in a more deliberate, thoughtful and informed way that is in the best interests of stockholders.

        Our stockholders also have the opportunity to provide additional feedback on important matters involving executive compensation even in the years when Say-on-Pay votes do not occur. For example, the NASDAQ rules require that we seek stockholder approval for new employee equity compensation plans and material revisions thereto. Further, as discussed under "Communications with Directors" on page 10 of this proxy statement, we provide stockholders with an opportunity to communicate directly with the Board, including on issues of executive compensation.

        We understand that our stockholders may have different views as to what is the best approach for Convio, and we look forward to hearing from our stockholders on this Proposal. The Board will continue to engage with stockholders on executive compensation between stockholder votes.

        You may cast your vote on your preferred voting frequency by choosing the option of three years, two years, one year, or abstain from voting when you vote in response to the resolution set forth below.

"RESOLVED, that the stockholders of Convio, Inc. determine, on an advisory basis, that the frequency with which the stockholders of the Company shall have an advisory vote on executive compensation, as disclosed pursuant to the compensation disclosure rules of the SEC, is:

      Choice 1—every three years;

      Choice 2—every two years;

      Choice 3—every year; or

      Choice 4—abstain from voting."

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE OPTION OF ONCE EVERYTHREE YEARSAS THE FREQUENCY WITH WHICH STOCKHOLDERS ARE PROVIDED AN ADVISORY VOTE ON EXECUTIVE COMPENSATION, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K OF THE SEC RULES.

Vote Required

        The option of three years, two years or one year that receives the highest number of votes cast by stockholders will be the frequency for the advisory vote on the compensation of our NEOs that has been selected by stockholders. However, because this vote is advisory and is not binding on our Board, the Board may decide that it is in the best interests of our stockholders and the Company to hold an advisory vote on executive compensation more or less frequently than the option approved by our stockholders.

        Abstentions will have no effect on the vote. Because broker non-votes are not counted as votes for or against this resolution, they will have no effect on the outcome of the vote.

        This vote may not be construed (1) as overruling a decision by the Company or our Board or (2) to create or imply any change or addition to the fiduciary duties of the Company or our Board.

PROPOSAL NO. 4

RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee of our Board has selected Ernst & Young LLP ("Ernst & Young") to serve as our independent registered public accounting firm to audit the consolidated financial statements of Convio for the fiscal year ending 2011. Ernst & Young has acted in such capacity since its appointment in fiscal year 1999. A representative of Ernst & Young is expected to be present at the annual meeting, with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

        The following table sets forth the aggregate fees billed to us for the fiscal years ended 2010 and 2009 by Ernst & Young:

	Fiscal 2010	Fiscal 2009
Audit Fees(1)	$769,344	$108,000
Audit-Related Fees(2)	—	—
Tax Fees(3)	—	—
All Other Fees(4)	—	—

Total Fees	$769,344	$108,000

(1)
Audit Fees.    Audit fees relate to professional services rendered for the audit of our annual consolidated financial statements, for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q, fees associated with SEC registration statements, assistance in responding to SEC comment letters, accounting consultations related to audit services and other services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements. Fiscal 2010 audit fees include fees related to our initial public offering and related filings.

(2)
Audit- Related Fee.    Audit-related fees, of which there were none in 2010 and 2009, relate to fees for assurance and related services that are reasonably related to the performance of the audit and the review of our financial statements and which are not reported under "Audit Fees."

(3)
Tax Fees.    Tax fees, of which there were none in 2010 and 2009, include services for tax compliance, research and technical tax advice.

(4)
All Other Fees.    All other fees, of which there were none in 2010 and 2009, include the aggregate fees for products and services provided by Ernst & Young LLP that are not reported under "Audit Fees", "Audit-Related Fees" or "Tax Fees."

        The Audit Committee has determined that all services performed by Ernst & Young are compatible with maintaining the independence of Ernst & Young. The Audit Committee has adopted a policy that requires advance approval of all audit, audit-related, tax and other services provided by our independent registered public accounting firm. The policy provides for pre-approval by the Audit Committee of specifically defined audit and non-audit services. Unless the specific service has been pre-approved with respect to that year, the Audit Committee must approve the permitted service before the independent registered public accounting firm is engaged to perform it. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval process.

        Stockholders will be asked at the annual meeting to approve the following resolution pursuant to this Proposal No. 4:

        "RESOLVED, that the stockholders of Convio, Inc. hereby approve and ratify the appointment of Ernst & Young LLP as the independent registered accounting firm for the fiscal year 2011."

Recommendation

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE FOREGOING RESOLUTION. PROXIES WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE IN THEIR PROXIES.

Vote Required

        The affirmative vote of a majority of the votes cast affirmatively on the proposal at the annual meeting is required for approval of this proposal. Abstentions will have the same effect as voting against the resolution. Your bank or broker will have discretion to vote any uninstructed shares on this resolution. If the stockholders do not approve the ratification of Ernst & Young as our independent registered public accounting firm, the Audit Committee will reconsider its selection.

REPORT OF THE AUDIT COMMITTEE

        The Audit Committee currently consists of three directors, each of whom, in the judgment of the Board, is an "independent director" as defined in the listing standards for the NASDAQ Global Market. The Audit Committee acts pursuant to a written charter that has been adopted by the Board. A copy of this charter is available on our website at www.convio.com.

        The Audit Committee oversees Convio's accounting and financial reporting process on behalf of the Board and oversees the audit of Convio's financial statements. The functions of the Audit Committee include:

  •
  reviewing and providing oversight over the qualification, performance and independence, including reviewing applicable performance and independence requirements of the Public Company Accounting Oversight Board of our independent registered public accounting firm and determining whether to retain or terminate their services;

  •
  approving the terms of engagement of our independent registered public accounting firm and pre-approving the engagement of our independent registered public accounting firm to perform permissible audit and non-audit services;

  •
  reviewing and discussing with management and our independent registered public accounting firm the results of the annual audit and the independent registered public accounting firm's review of our annual and quarterly financial statements and reports;

  •
  reviewing with management and our independent registered public accounting firm matters that have a significant impact on our financial statements;

  •
  reviewing with management its evaluation of the effectiveness and adequacy of our internal controls and procedures for financial reporting and reviewing with our independent registered public accounting firm the attestation to and report on the assessment made by management;

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal control or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters; and

  •
  reviewing and approving all related party transactions within the meaning of Item 404 of Regulation S-K.

        Management has the primary responsibility for the financial statements and the financial reporting process, including internal control systems, and procedures designed to insure compliance with applicable laws and regulations. Our independent registered public accounting firm, Ernst & Young, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

        The Audit Committee has reviewed and discussed Convio's audited financial statements with management. The Audit Committee has discussed with Ernst & Young the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee has met with Ernst & Young, with and without management present, to discuss the overall scope of Ernst & Young's audit, the results of its examinations, its audit of Convio's internal controls and the overall quality of Convio's financial reporting.

        The Audit Committee has received from Ernst & Young the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm's communications with the Audit Committee concerning independence, has discussed with Ernst & Young any relationship that may impact its objectivity and independence, and has satisfied itself as to the auditors' independence.

        Based on the review and discussions referred to above, the Audit Committee recommended to Convio's Board of Directors that Convio's audited financial statements be included in Convio's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

AUDIT COMMITTEE
M. Scott Irwin Kristen L. Magnuson George H. Spencer III

        Pursuant to the Instruction to Item 407(d), the foregoing Report of the Audit Committee shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that Convio, Inc. specifically incorporates such information by reference in such filing.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

        The following discussion and analysis of compensation arrangements of our named executive officers should be read together with the compensation tables and related disclosures set forth below. Our named executive officers include our principal executive officer, principal financial officer and each of the three most highly-compensated executive officers who earned or were paid in excess of $100,000 during fiscal 2010. This discussion contains forward-looking statements based on our current plans, considerations, expectations and determinations regarding future compensation programs.

Compensation Objectives

        The goals of our executive compensation program are to attract, motivate and retain individuals with the skills and qualities necessary to support our clients and grow our business. In fiscal 2010, we designed our executive compensation program to achieve the following objectives:

  •
  attract and retain executives experienced in developing and delivering products and services such as our own;

  •
  attract and retain individuals with a deep respect for NPOs to foster a culture of client focus, trust, collaboration, community and innovation;

  •
  motivate and reward executives whose experience and skills are critical to our success;

  •
  reward performance; and

  •
  align the interests of our executive officers and stockholders by motivating executive officers to increase stockholder value.

Determination of Compensation

        The responsibility for establishing, administering and interpreting our policies governing the compensation and benefits for our executive officers lies with our Compensation Committee, which consists entirely of non-employee directors. Our Compensation Committee has taken the following steps to ensure that our executive compensation and benefit policies are consistent with both our compensation objectives and our corporate governance guidelines:

  •
  established a practice, in accordance with the NASDAQ rules of independently reviewing the performance and determining the compensation earned, paid or awarded to our Chief Executive Officer;

  •
  established a policy, in accordance with the NASDAQ rules, to review on an annual basis the compensation of our other executive officers with recommendations from our Chief Executive Officer, Chief Financial Officer and Vice President of Human Resources and determining what the Compensation Committee believes to be appropriate total compensation for these executive officers; and

  •
  established an equity grant policy for both new hire and periodic equity awards.

        When determining executive compensation, the Compensation Committee considers the objectives of our executive compensation policies described above in the context of our financial condition and historical operating results, our operating plan and economic conditions generally. In connection with executive equity awards, if any, the Compensation Committee reviews prior equity award levels, the executive's aggregate equity interests and the general duties, responsibilities and performance of the executive officers in their respective positions.

        In 2010, the Compensation Committee retained Compensia, a compensation consultant, and benchmarked our executive compensation against specific comparable companies. Compensia provided the following services on behalf of the Compensation Committee during fiscal 2010:

  •
  reviewed and provided recommendations on the composition of our peer group of companies, and provided compensation data relating to executives at the companies in the peer group;

  •
  conducted a comprehensive review of the total compensation arrangements for all of our executive officers;

  •
  provided recommendations to the committee regarding our executive officers' compensation packages;

  •
  assisted with executive equity program design, including an analysis of equity mix, aggregate share usage and target grant levels; and

  •
  updated the compensation committee on emerging trends and best practices in the area of executive compensation.

        The compensation committee is satisfied with the qualifications, performance and independence of Compensia. Compensia does not provide any other services to us.

        To assist the compensation committee in its deliberations on executive compensation, Compensia collected and analyzed data using the compensation committee's criteria to provide recommendations on the composition of our "peer group of companies." The criteria used to establish our peer group of companies included location, companies providing software as a service, companies with revenue approximately 0.5x to 2.0x of ours and companies with a market capitalization of approximately

0.3x to 3.0x of ours. Based on the recommendations provided, the full peer group established by our compensation committee in 2010 consists of the following companies:

American Software, Inc.	Archipelago Learning, Inc.
Demandtec, Inc.	eLoyalty Corporation
Falconstor Software, Inc.	Logmein, Inc.
LivePerson, Inc.	PROS Holdings, Inc.
Pervasive Software Inc.	Saba Software, Inc.
Scientific Learning Corporation	SPS Commerce, Inc.
SolarWinds, Inc.	Zix Corporation
Vocus, Inc.

        Compensia then prepared a compensation analysis compiled from data gathered from publicly available information regarding the companies that the compensation committee had selected as members of our peer group and information from the 2010 Culpepper Executive Compensation Survey of high-technology companies with $25 million to $100 million in revenue. The compensation committee used this data to compare the compensation of our NEOs to similarly positioned persons within the peer group and to determine the relative compensation for each NEO position, based on direct, quantitative comparisons of pay levels.

        The compensation committee will periodically review and update our peer group, as necessary, to ensure that the comparisons are meaningful.

        Our Compensation Committee typically invites our Chief Executive Officer, Chief Financial Officer and Vice President of Human Resources to attend meetings of the Compensation Committee. During deliberations of compensation decisions relating to our executive officers other than our Chief Executive Officer, the Compensation Committee considers the recommendations of our Chief Executive Officer, Chief Financial Officer and Vice President of Human Resources. The Compensation Committee then separately deliberates and makes determinations about executive compensation, for persons other than the Chief Executive Officer, in executive session outside the presence of the Chief Financial Officer and Vice President of Human Resources. The Chief Executive Officer is typically present throughout these deliberations.

        For compensation decisions regarding our Chief Executive Officer, our Compensation Committee discusses with the Chief Executive Officer his current compensation and his perspective on his compensation for the upcoming year. The Compensation Committee then deliberates and determines the compensation of the Chief Executive Officer in executive session outside of the presence of any executive officer, including our Chief Executive Officer. The Committee then communicates its decision on his compensation to him through the whole Committee or the chairman of the Committee.

Components of Executive Compensation

        Our executive compensation program has three primary components—base salaries, cash incentive payments and equity-based awards granted pursuant to our equity plans described below. Mr. Potts, our Vice President of Sales, receives sales commissions in lieu of a cash incentive payment. Our executives are also entitled to certain other benefits described under "Executive Compensation—Compensation Discussion and Analysis—General Benefits." The Compensation Committee has not adopted any formal or informal policies for allocating compensation between long-term and currently paid out compensation, between cash and non-cash compensation or among different forms of non-cash compensation but rather relies on the experience of its members, its past practices and management inputs in establishing the different forms of compensation. The Compensation Committee reserves the right to grant discretionary bonuses to any employee.

  Base Salary

        Our Compensation Committee believes that base salary is a significant motivating factor in attracting and retaining executive officers. Historically, the Compensation Committee has set base salaries based on the performance of the business generally and the executive officers' respective positions and tenures and performance with us. In 2010, our Compensation Committee elected not to increase the base salaries of our executive officers and increased bonus percentages in lieu thereof, in order to increase the overall target earnings by making more compensation at risk rather than guaranteed. The Compensation Committee expects to make future decisions regarding base salaries in accordance with its past practices.

  Cash Incentive Plan

        Our Compensation Committee annually establishes a cash incentive plan. All of our executive officers, other than Mr. Potts who receives sales commissions, participate in the cash incentive plan. Cash incentive amounts are determined as a percentage of base salary and are conditioned upon our achievement of objectives established each year by the Compensation Committee. The Compensation Committee also retains the right to modify the plan, including the targets and the amounts payable under this plan. The Compensation Committee also retains the right to exercise discretionary authority over the payment of cash incentives. The annual targeted incentive payment of each NEO, other than Mr. Potts, is based upon a percentage of base salary. The Compensation Committee relied on its judgment in establishing these target percentages. The percentage for each NEO is as set forth in the following table:

Aggregate Annual Potential Incentive Payment Percentage
Gene Austin	45%
James R. Offerdahl	30%
Vinay K. Bhagat	30%
Marcus K. Cannon	30%

        We pay the incentive payments under the cash incentive plan twice each year. The Compensation Committee establishes first half targets and full year targets. We pay incentive payments in the third quarter based on our achievement of the first half target and pay incentive payments in the first quarter of the following fiscal year based on our achievement of full year targets. Our Compensation Committee believes that paying incentive payments twice per year helps to maintain the focus of our executive officers on achieving the objectives throughout the year.

        In 2010, the Compensation Committee utilized churn as a gateway condition prior to our executive officers' earning any incentive payment under the cash incentive plan. We define churn as the amount of any lost software monthly recurring revenue and usage revenues in a period, divided by our software monthly recurring revenue at the beginning of the year plus our average usage revenue of the prior year. The churn targets were 5.2% or less and 10.5% or less for the first six months and full year of fiscal 2010, respectively. We achieved these gateways in both periods.

        Following achievement of churn targets, our executive officers became eligible to receive incentive payments based upon our achievement of targets tied to an operating income measure and net change in software monthly recurring revenue. The operating income target excluded amortization of intangibles and stock-based compensation and was set at $3.088 million and $5.550 million for the first six months and full year of fiscal 2010, respectively. The Compensation Committee anticipated solely based on its judgment that the probability of our achievement of the target for net change in monthly recurring revenue would be 80% likely in 2010.

        The actual amount of cash incentive payable to the executive officers was based upon the percentage of completion of each target in accordance with the following table:

	Percentage Achievement of Net Change in Software Monthly Recurring Revenue
Percent Achievement of Operating Income	0% - 84.9%	85% - 99.9%	100% and above
0% - 89.9%	0%	25%	50%
90.0% - 99.9%	25%	50%	75%
100% and above	50%	75%	100%

        During the first half of 2010, we achieved more than 100% of the operating income target and more than 100% of our targeted net change in software monthly recurring revenue. As a result, the NEOs received 100% of their respective incentive payments. For the full year 2010, we achieved more than 100% of the operating income target and more than 100% of our targeted net change in software monthly recurring revenue. As a result, the NEOs were entitled to receive 100% of their respective incentive payments. The bonus amounts earned by the NEOs during 2010 are as set forth in the following table:

	Eligible Cash Incentive Amount Per Year	Eligible Cash Incentive Amount Per Half	Actual First Half Cash Incentive Amount	Actual Second Half Cash Incentive Amount	Actual 2010 Total Cash Incentive Earned
Gene Austin	$147,420	$73,710	$80,000	$75,000	$155,000
James R. Offerdahl	$72,419	$36,209	$40,000	$36,209	$76,209
Vinay K. Bhagat	$68,391	$34,196	$37,500	$38,000	$75,500
Marcus K. Cannon	$72,000	$36,000	$36,000	$32,500	$68,500

        Pursuant to the executive compensation program, the Compensation Committee exercised its discretionary authority to increase the cash bonus to Messrs. Austin, Offerdahl and Bhagat for the first half of fiscal 2010 and Messrs. Austin and Bhagat for the second half of fiscal 2010 in recognition of our performance and their significant accomplishments.

  Sales Commissions

        We also pay Mr. Potts sales commissions to encourage and reward his contributions to our long-term revenue growth. In 2010, Mr. Potts was eligible to receive quarterly commissions based upon software monthly recurring revenue, service bookings, management objectives and a corresponding target commission rate. The Compensation Committee set semi-annual and annual targets for each of these three components that the Compensation Committee believed would be 80% likely to be achieved. The commission rate varied based on the levels of component targets achieved. At 100% achievement of the component targets, the commission rate was 100% of the target commission rate, and software monthly recurring revenue, services bookings and management objectives represented 70%, 20% and 10% of Mr. Potts' incentive compensation, respectively. At less than 80% of the software monthly recurring revenue target, Mr. Potts' commission rate would be 50% of the target commission rate. From 80% to 200% of the target for software monthly recurring revenue, the commission rate would range from 70% to 237.5% of the commission rate at target. The maximum commission rate was 237.5% of the target commission rate. There was no maximum commission that Mr. Potts could be paid. Mr. Potts received $208,563 in sales commissions for the 2010 fiscal year.

  Equity Awards

        Although we have not implemented any stock ownership guidelines with respect to our executive officers, our Compensation Committee believes that providing our executive officers with an equity interest helps to align the interests of our executive officers with those of our stockholders.

        We have historically granted stock options to our employees, including executive officers, upon hiring and thereafter annually to a portion of employees generally based on performance. The Compensation Committee determines the size of annual awards based upon the Compensation Committee's subjective assessment of the incentive value of the NEO's respective total equity interests relative to their roles and performance in the company and their levels of vested and unvested shares. In 2010, based on this assessment, our Compensation Committee made equity awards to each of our NEOs. A summary of these equity awards can be found below under "Executive Compensation—Grants of Plan-Based Awards." The Compensation Committee grants all stock options at fair market value on the date of grant. The Compensation Committee has not adopted any policy or program requiring the annual grant of equity awards to any executive officer or other employee.

        We have a right to repurchase unvested, but exercised, options at cost upon termination of service. The Compensation Committee believes that this term enhances the value of the option without adding substantial administrative burden on us.

  Change of Control and Severance Benefits

        In addition to benefits upon a Change of Control under our equity benefit plans described below under "Equity Compensation Plan Information" certain of our NEOs are entitled to receive additional compensation or benefits under the severance and Change of Control provisions contained in their offer letters and option agreements. The Compensation Committee established these benefits based upon the experience and expertise of the Committee members. Our severance and Change of Control provisions for the NEOs are summarized below in "Executive Compensation—Potential Payments upon Termination or Change in Control."

  General Benefits

        Our NEOs receive health and welfare benefits and participate in our defined contribution 401(k) plan on terms generally available to all of our employees. In addition, all of our employees, including our NEOs, are provided with paid time off based on tenure as well as three days off for volunteer time, during which employees work with NPOs to help align our employees with NPOs and their missions.

  Accounting and Tax Considerations

        Internal Revenue Code Section 162(m) limits the amount that a publicly-held company may deduct for compensation paid to certain executive officers to $1,000,000 per person, unless certain requirements are satisfied. Exemptions to this deductibility limit may be made for various forms of "performance-based" compensation. In addition to salary and bonus compensation, upon the exercise of stock options that are not treated as incentive stock options, the excess of the current market price over the option price, or option spread, is treated as compensation and accordingly, in any year, such exercise may cause an officer's total compensation to exceed $1,000,000. Under certain regulations, option spread compensation from options that meet certain requirements will not be subject to the $1,000,000 cap on deductibility, and in the past we have granted options that met those requirements. While the Compensation Committee cannot predict how the deductibility limit may impact our compensation program in future years, the Compensation Committee intends to consider the impact of Section 162(m) in maintaining an approach to executive compensation that strongly links pay to performance.

  Executive Compensation Activities in 2011

        Based on the recommendation of Compensia and in light of the performance of the business generally and the executive officers' respective positions, tenures and anticipated performance, on January 27, 2011 the Compensation Committee decided to increase the base salary of our NEOs, increase the amount payable to certain of our NEOs under our cash incentive plan for fiscal 2011 and grant both non-statutory stock options and restricted stock units to our NEOs.

        The Compensation Committee decided to increase the base salary of each of our NEOs as follows:

Named Executive Officer	Base Salary
Gene Austin	$337,428
James R. Offerdahl	$248,637
Vinay K. Bhagat	$234,870
Marcus K. Cannon	$247,200
Randall N. Potts	$206,000

        The cash incentive plan adopted by our Compensation Committee for fiscal 2011 sets cash incentive amounts as a percentage of base salary and conditioned upon our achievement of certain objectives. The aggregate annual potential incentive payment percentage payable under the cash incentive plan for fiscal 2011 remained the same for Messrs. Bhagat and Cannon and increased for Messrs. Austin and Offerdahl. Based on the recommendation of Compensia and the Compensation Committee's assessment of the compensation of Messrs. Austin and Offerdahl as compared to similarly situated executives at peer companies, Mr. Austin's percentage was increased from 45% to 70% for fiscal 2011 and Mr. Offerdahl's percentage was increased from 30% to 45% for fiscal 2011. The percentage for each NEO is as set forth in the following table:

Named Executive Officer	Aggregate Annual Potential Incentive Payment Percentage
Gene Austin	70%
James R. Offerdahl	45%
Vinay K. Bhagat	30%
Marcus K. Cannon	30%

        Performance criteria and general terms for the cash incentive plan for fiscal 2011 are consistent with our cash incentive plan for fiscal 2010. The weighting criteria for 2011 is set forth in the following table:

	Percentage Achievement of Net Change in Software Monthly Recurring Revenue
Percent Achievement of Operating Income	0% - 84.9%	85% - 99.9%	100% and above
0% - 89.9%	0%	25%	50%
90.0% - 99.9%	25%	50%	75%
100% and above	50%	75%	100%

        Based on the recommendation of Compensia and the Compensation Committee's subjective assessment of the incentive value of the NEO's respective total equity interest relative to their roles, the Compensation Committee granted both non-statutory stock options and restricted stock units to the NEO's as follows:

Named Executive Officer	Options to Purchase Common Stock	Restricted Stock Units
Gene Austin	100,000	15,500
James R. Offerdahl	35,000	5,500
Vinay K. Bhagat	33,000	5,500
Marcus K. Cannon	9,500	1,500
Randall N. Potts	14,000	2,500

        Each of the options issued to the above NEOs vests with respect to 25% of the shares on January 27, 2012, with the remaining 75% vesting monthly in equal installments over the following three years, such that the option is fully vested on January 27, 2015. Each of the restricted stock units issued to the above NEOs vests with respect to 25% of the shares on January 27, 2012, with the remaining 75% vesting annually in equal installments over the following three years, such that the restricted stock units are fully vested on January 27, 2015.

        The options are exercisable at $9.00 per share, the closing price of the Company's common shares on the NASDAQ Global Market on the date of grant. The options and restricted stock unit grants were made pursuant to our 2009 Stock Incentive Plan (the "2009 Plan"). For a description of our equity incentive plans, please see "Equity Compensation Plan Information."

Compensation Committee Report

        We have reviewed and discussed with management the Compensation Discussion and Analysis contained in this proxy statement. Based on such review and discussion, we recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2010.

COMPENSATION COMMITTEE
William G. Bock Christopher B. Hollenbeck

Potential Payments upon Termination or Change in Control

        Pursuant to the offer letters entered into with Mr. Austin, Mr. Offerdahl and Mr. Cannon, such officers are entitled to certain payments if they are terminated as a result of a change of control or without cause as set forth below:

Name	Severance if Terminated in Connection with a Change of Control	% of Options Accelerated if Terminated in Connection with a Change of Control		Severance if Terminated without Cause	Health Insurance Continuation if Terminated Without Cause or in Connection with a Change of Control
Gene Austin	6 months base salary	100%		6 months base salary	6 months
James R. Offerdahl	6 months base salary	100%		6 months base salary	6 months
Marcus K. Cannon	—	50	%(1)	—	—

(1)
If Mr. Cannon had been terminated after a change of control during the first two years of his employment, he would have been entitled to acceleration of the vesting of his options to that number of shares that would have otherwise been vested as of the second anniversary date of his employment. Mr. Cannon's second anniversary of his employment was March 30, 2011.

        Upon termination without cause, Mr. Austin and Mr. Offerdahl are entitled to receive the severance benefit listed in the above table, subject to the limitations noted. Each of Mr. Austin and Mr. Offerdahl is also entitled to continue to receive coverage under medical and dental benefit plans for six months or until such officer is covered under a separate plan from another employer. Upon a termination other than for cause, for each of the officers listed in the table above, or for good reason, in the case of Mr. Austin, Mr. Offerdahl and Mr. Cannon following a change of control, each officer is entitled to receive the severance benefit listed in the above table and is also entitled to the acceleration of such officer's outstanding unvested options at the time of such termination as set forth in the above table, subject to the limitations noted.

        "Cause" is defined in the offer letters of Mr. Austin and Mr. Offerdahl, as fraud, illegal acts, a material violation of any agreements between such officer and us or a material failure of the executive officer to perform to a reasonable standard after notice of such failure and failure to cure within a set time period.

        Our NEOs may also be entitled to additional acceleration of unvested options upon a change of control pursuant to our 1999 Stock Option/Stock Issuance Plan (the "1999 Plan") and 2009 Plan. For a description of such change of control benefits, please see "Equity Compensation Plan Information."

        We believe these severance and change of control arrangements including the timing and amounts of acceleration, are standard in our industry and are intended to attract and retain qualified executives.

        Had each of Mr. Austin, Mr. Offerdahl and Mr. Cannon been terminated without cause on December 31, 2010, such officer would have been entitled to the following:

Name	Severance	Health Benefits	Total
Gene Austin	$163,800	$7,778	$171,578
James R. Offerdahl	$120,698	$7,778	$128,476
Marcus K. Cannon	—	—	—

        Had each of Mr. Austin, Mr. Offerdahl, and Mr. Cannon been terminated other than for cause or, in the case of Mr. Austin and Mr. Offerdahl, resigned for good reason, after a change of control, then, in each case, on December 31, 2010, such NEO would have been entitled to the following:

Name	Severance	Health Benefits	Equity Acceleration	Total
Gene Austin	$163,800	$7,778	$372,082	$543,660
James R. Offerdahl	$120,698	$7,778	$232,962	$360,838
Marcus K. Cannon	—	—	$23,420	$23,420

Summary Compensation Table

        The following table sets forth information concerning the compensation earned during the fiscal years ended December 31, 2010, 2009 and 2008 by our Chief Executive Officer, our Chief Financial Officer, and our three other most highly-compensated executive officers:

2010 SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)		Option Awards ($)		Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)	Total ($)
Gene Austin	2010	327,600	—		195,127	(2)	155,000	(3)	—	677,727
Chairman of the Board,	2009	327,600	—		42,066	(4)	73,710	(5)	—	443,376
Chief Executive Officer	2008	325,000	—		123,273	(6)	111,710	(7)	—	559,983
and President
James R. Offerdahl	2010	241,395	—		101,466	(8)	76,209	(9)	—	419,070
Chief Financial Officer	2009	241,395	—		76,136	(10)	36,210	(11)	—	353,741
and Vice President of	2008	239,479	—		95,879	(12)	54,960	(13)	—	390,318
Administration
Vinay K. Bhagat	2010	227,970	—		78,051	(14)	75,500	(15)	—	381,521
Chief Strategy Officer	2009	227,970	—		16,144	(16)	34,196	(17)	—	278,310
	2008	219,725	—		109,576	(18)	49,197	(19)	—	378,498
Randall N. Potts	2010	200,000	—		78,051	(20)	208,563	(21)	—	486,614
Vice President of Sales	2009	200,000	—		19,028	(22)	133,547	(23)	—	352,575
	2008	193,333	—		54,788	(24)	160,562	(25)	—	408,683
Marcus K. Cannon	2010	240,000	—		46,830	(26)	68,500	(27)	—	355,330
Vice President, Services	2009	181,846	25,000	(28)	257,711	(29)	30,000	(30)	—	494,557
	2008	—	—		—		—		—	—

(1)
The adjustments to base salaries of our NEOs are determined annually during the first quarter of a fiscal year and apply to the following 12 months. For 2010, our Compensation Committee elected to increase our NEOs bonus percentages in lieu of increasing their base salaries. None of our NEOs received a base salary increase in 2009. The salaries appear higher in fiscal year 2009 in comparison to fiscal year 2008 solely due to our delay in setting the increases in base salaries until March 1, 2008. As a result, the base salary amounts for 2008 reflect two months of base salary at the lower 2007 levels and ten months of base salary at the 2008 increased levels. The base salary amounts for 2009 reflect a full 12 months of base salary at the 2008 level since no increases in base salaries occurred for 2009.

(2)
This amount represents the aggregate grant date fair value of stock options to acquire 44,000 shares of our common stock recognized for financial statement reporting purposes in 2010 calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, as filed with the Securities and Exchange Commission on March 11, 2011 (our "2010 10-K Report") for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(3)
This amount includes $75,000 in incentive payments earned in the second half of 2010 and paid in 2011 per the terms of our 2010 cash incentive plan and $80,000 in incentive payments earned in the first half of 2010 and paid in 2010.

(4)
This amount represents the incremental value calculated in accordance with FASB ASC 718 resulting from the exchange of stock options to acquire 116,160 shares of our common stock in our option exchange program. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 Form 10-K Report for a discussion of assumptions made in determining the incremental value of our stock options exchanged in our option exchange program.

(5)
This amount includes $49,140 in incentive payments earned in the second half of 2009 and paid in 2010 per the terms of our 2009 cash incentive plan and $24,570 in incentive payments earned in the first half of 2009 and paid in 2009.

(6)
This amount represents the aggregate grant date fair value of stock options to acquire 31,680 shares of our common stock recognized for financial statement reporting purposes in 2008 calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(7)
This amount includes $62,570 in incentive payments earned in the second half of 2008 and paid in 2009 per the terms of our 2008 cash incentive plan and $49,140 in incentive payments earned in the first half of 2008 and paid in 2008.

(8)
This amount represents the aggregate grant date fair value of stock options to acquire 22,880 shares of our common stock recognized for financial statement reporting purposes in 2010, calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(9)
This amount includes $36,209 in incentive payments earned in the second half of 2010 and paid in 2011 per the terms of our 2010 cash incentive plan and $40,000 in incentive payments earned in the first half of 2010 and paid in 2010.

(10)
This amounts includes $26,576 in incremental value calculated in accordance with FASB ASC 718 resulting from the exchange of stock options to acquire 68,640 shares of our common stock in our option exchange program and the aggregate grant date fair value of stock options to acquire 17,600 shares of our common stock recognized for financial statement reporting purposes in 2009 calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(11)
This amount includes $24,140 in incentive payments earned in the second half of 2009 and paid in 2010 per the terms of our 2009 cash incentive plan and $12,070 in incentive payments earned in the first half of 2009 and paid in 2009.

(12)
This amount represents the aggregate grant date fair value of stock options to acquire 24,640 shares of our common stock recognized for financial statement reporting purposes in 2008 calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(13)
This amount includes $30,820 in incentive payments earned in the second half of 2008 and paid in 2009 per the terms of our 2008 cash incentive plan and $24,140 in incentive payments earned in the first half of 2008 and paid in 2008.

(14)
This amount represents the aggregate grant date fair value of stock options to acquire 17,600 shares of our common stock recognized for financial statement reporting purposes in 2010 calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(15)
This amount includes $38,000 in incentive payments earned in the second half of 2010 and paid in 2011 per the terms of our 2010 cash incentive plan and $37,500 in incentive payments earned in the first half of 2010 and paid in 2010.

(16)
This amount represents the incremental value calculated in accordance with FASB ASC 718 resulting from the exchange of stock options to acquire 28,160 shares of our common stock in our option exchange program. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the incremental value of our stock options exchanged in our option exchange program.

(17)
This amount includes $22,797 in incentive payments earned in the second half of 2009 and paid in 2010 per the terms of our 2009 cash incentive plan and $11,399 in incentive payments earned in the first half of 2009 and paid in 2009.

(18)
This amount represents the aggregate grant date fair value of stock options to acquire 28,160 shares of our common stock recognized for financial statement reporting purposes in 2008 calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(19)
This amount includes $26,399 in incentive payments earned in the second half of 2008 and paid in 2009 per the terms of our 2008 cash incentive plan and $22,798 in incentive payments earned in the first half of 2008 and paid in 2008.

(20)
This amount represents the aggregate grant date fair value of stock options to acquire 17,600 shares of our common stock recognized for financial statement reporting purposes in 2010 calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(21)
This amount was paid to Mr. Potts as sales commission earned throughout the fiscal year of 2010 and paid quarterly.

(22)
This amount represents the incremental value calculated in accordance with FASB ASC 718 resulting from the exchange of stock options to acquire 52,800 shares of our common stock in our option exchange program. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the incremental value of our stock options exchanged in our option exchange program.

(23)
This amount was paid to Mr. Potts as sales commission earned throughout the fiscal year of 2009 and paid quarterly.

(24)
This amount represents the aggregate grant date fair value of stock options to acquire 14,080 shares of our common stock recognized for financial statement reporting purposes in 2008 calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(25)
This amount was paid to Mr. Potts as sales commission earned throughout the fiscal year of 2008 and paid bi-quarterly.

(26)
This amount represents the aggregate grant date fair value of stock options to acquire 10,560 shares of our common stock recognized for financial statement reporting purposes in 2010 calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(27)
This amount includes $32,500 in incentive payments earned in the second half of 2010 and paid in 2011 per the terms of our 2010 cash incentive plan and $36,000 in incentive payments earned in the first half of 2010 and paid in 2010.

(28)
This amount represents a $25,000 sign on bonus paid to Mr. Cannon in 2009.

(29)
This amount represents the aggregate grant date fair value of stock options to acquire 91,520 shares of our common stock recognized for financial statement reporting purposes in 2009 calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(30)
This amount includes $24,000 in incentive payments earned in the second half of 2009 and paid in 2010 per the terms of our 2009 cash incentive plan and $6,000 in incentive payments earned in the first half of 2009 and paid in 2009.

Grants of Plan-Based Awards

        The following table sets forth certain information with respect to option awards and other plan-based awards granted during the fiscal year ended December 31, 2010 to our NEOs:

2010 GRANTS OF PLAN-BASED AWARDS

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			All Other Option Awards: Number of Securities Underlying Options (#)(2)	Exercise or Base Price of Option Awards ($/Sh)
							Grant Date Fair Value of Stock and Option Awards ($)(3)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)
Gene Austin	2/4/2010	18,428	147,420	—	44,000	$8.75	$195,127
James R. Offerdahl	2/4/2010	9,052	72,419	—	22,880	8.75	101,466
Vinay K. Bhagat	2/4/2010	8,549	68,391	—	17,600	8.75	78,051
Randall N. Potts	2/4/2010	—	170,000	—	17,600	8.75	78,051
Marcus K. Cannon	2/4/2010	9,000	72,000	—	10,560	8.75	46,830

(1)
Convio threshold and target payments above are determined in accordance with our 2010 cash incentive plan or the 2010 sales commission plan, as applicable. The maximum bonus payment amounts are uncapped and are subject to reductions or increases at the discretion of the Compensation Committee. See "Executive Compensation—Compensation Discussion and Analysis" for a description of the 2010 cash incentive plan and the terms and conditions of such plan.

(2)
These options were granted pursuant to our 2009 Stock Incentive Plan.

(3)
These amounts represent the aggregate grant date fair value of stock options to acquire shares of our common stock recognized for financial statement reporting purposes in 2010 calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

Outstanding Equity Awards at Fiscal Year-End

        The following table presents certain information concerning outstanding equity awards held by each of our NEOs as of December 31, 2010.

OUTSTANDING EQUITY AWARDS AT DECEMBER 31, 2010

Name	Number of Securities Underlying Unexercised Options (#)(1) Exercisable		Number of Securities Underlying Unexercised Options (#)(1) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Gene Austin	36,316	(2)	—		1.14	8/3/2014
	44,000	(2)	—		1.14	8/30/2015
	84,480	(4)	—		4.57	3/15/2016
	31,680	(5)	—		4.57	3/15/2016
	—		44,000	(3)	8.75	2/3/2017
James R. Offerdahl	31,680	(2)	—		1.14	3/2/2015
	44,000	(6)	—		4.57	3/15/2016
	24,640	(7)	—		4.57	3/15/2016
	17,600	(8)	—		5.40	4/29/2016
	—		22,880	(3)	8.75	2/3/2017
Vinay K. Bhagat	68,121	(2)	—		0.85	8/14/2013
	56,320	(2)	—		1.14	8/3/2014
	95,744	(2)	—		1.14	6/2/2015
	28,160	(9)	—		4.57	3/15/2016
	26,400	(2)	—		1.99	7/26/2016
	—		17,600	(3)	8.75	2/3/2017
Randall N. Potts	30,188	(2)	—		0.85	10/23/2013
	11,664	(2)	—		0.85	5/2/2014
	46,200	(2)	—		1.14	8/3/2014
	24,640	(2)	—		1.14	8/30/2015
	19,360	(10)	19,360	(10)	4.57	3/15/2016
	9,093	(11)	4,987	(11)	4.57	3/15/2016
	11,968	(2)	—		1.99	4/26/2016
	—		17,600	(3)	8.75	2/3/2017
Marcus K. Cannon	40,040	(12)	51,480	(12)	5.40	4/29/2016
	—		10,560	(3)	8.75	2/3/2017

(1)
The vesting schedule and exercisability of each stock option is described in the footnotes below for each stock option. Each stock option expires as stated in the table above.

(2)
These stock options were granted pursuant to our 1999 Stock Option/Stock Issuance Plan. As of December 31, 2010, the shares subject to these options were fully vested.

(3)
These stock options were granted pursuant to our 2009 Stock Incentive Plan. These options vest as to 25% of the shares of the underlying common stock on February 2, 2011 and thereafter vests monthly as to 1/48th of the original amount of the shares of the underlying common stock, subject to continued service. As of December 31, 2010, the shares subject to these options were unvested.

(4)
These stock options were granted pursuant to our 1999 Stock Option/Stock Issuance Plan. This option is subject to an early exercise provision and is immediately exercisable. This option vested as to 50% on May 9, 2009, and the remaining 50% will vest on May 9, 2011, subject to continued service. As of December 31, 2010, 42,240 of the shares subject to this option had vested.

(5)
These stock options were granted pursuant to our 1999 Stock Option/Stock Issuance Plan. This option is subject to an early exercise provision and is immediately exercisable. The option vested as to 25% of the shares of the underlying common stock on May 1, 2009 and thereafter vests monthly as to 1/48th of the original amount of the shares of the underlying common stock, subject to continued service. As of December 31, 2010, 20,460 shares were fully vested and 11,220 shares will vest ratably over the remainder of the vesting period, subject to continued service.

(6)
These stock options were granted pursuant to our 1999 Stock Option/Stock Issuance Plan. This option is subject to an early exercise provision and is immediately exercisable. The option vested as to 50% on May 9, 2009 and the remaining 50% will vest on May 9, 2011, subject to continued service. As of December 31, 2010, 22,000 of the shares were vested.

(7)
These stock options were granted pursuant to our 1999 Stock Option/Stock Issuance Plan. This option is subject to an early exercise provision and is immediately exercisable. The option vested as to 25% of the shares of the underlying common stock on May 1, 2009 and thereafter vests monthly as to 1/48th of the original amount of the shares of the underlying common stock, subject to continued service. As of December 31, 2010, 15,913 shares were fully vested and 8,727 shares will vest ratably over the remainder of the vesting period, subject to continued service.

(8)
These stock options were granted pursuant to our 1999 Stock Option/Stock Issuance Plan. This option is subject to an early exercise provision and is immediately exercisable. The option vested as to 25% of the shares of the underlying common stock on April 30, 2010 and thereafter vests monthly as to 1/48th of the original amount of the shares of the underlying common stock, subject to continued service. As of December 31, 2010, 7,333 shares were fully vested and 10,267 shares will vest ratably over the remainder of the vesting period, subject to continued service.

(9)
These stock options were granted pursuant to our 1999 Stock Option/Stock Issuance Plan. This option is subject to an early exercise provision and is immediately exercisable. The option vested as to 25% of the shares of the underlying common stock on April 30, 2010 and thereafter vests monthly as to 1/48th of the original amount of the shares of the underlying common stock, subject to continued service. As of December 31, 2010, 18,186 shares were fully vested and 9,974 shares will vest ratably over the remainder of the vesting period, subject to continued service.

(10)
These stock options were granted pursuant to our 1999 Stock Option/Stock Issuance Plan. This option vested as to 50% on May 9, 2009 and the remaining 50% will vest on May 9, 2011, subject to continued service. As of December 31, 2010, 19,360 of the shares were vested.

(11)
These stock options were granted pursuant to our 1999 Stock Option/Stock Issuance Plan. This option vested as to 25% of the shares of the underlying common stock on May 1, 2009 and thereafter vests monthly as to 1/48th of the original shares of the underlying common stock, subject to continued service. As of December 31, 2010, 9,093 shares were fully vested and 4,987 shares will vest ratably over the remainder of the vesting period, subject to continued service.

(12)
These stock options were granted pursuant to our 1999 Stock Option/Stock Issuance Plan. This option vested as to 25% of the shares of the underlying common stock on March 30, 2010 and thereafter vests monthly as to 1/48th of the original shares of the underlying common stock, subject to continued service. As of December 31, 2010, 40,040 shares were fully vested and 51,480 shares will vest ratably over the remainder of the vesting period, subject to continued service.

 Option Exercises and Stock Vested During Last Fiscal Year

        The following table sets forth certain information concerning option exercises by our NEOs during the fiscal year ended December 31, 2010:

OPTION EXERCISES AND STOCK VESTED IN 2010

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Gene Austin	—	—	—	—
James R. Offerdahl	—	—	—	—
Vinay K. Bhagat	65,000	584,201	—	—
Randall N. Potts	—	—	—	—
Marcus K. Cannon	—	—	—	—

(1)
Based on the difference between the market price of the Company's common stock on the date of exercise and the exercise price.

Risk Considerations in our Compensation Program

        We believe that risks arising from our compensation policies and practices for our employees, including our NEOs, are not reasonably likely to have a material adverse effect on us. The Compensation Committee believes that the mix and design of the elements of executive compensation do not encourage management to assume excessive risks. In particular, the Compensation Committee noted that:

  •
  goals are appropriately set to avoid targets that, if not achieved, result in a large percentage of loss of compensation;

  •
  cash incentive awards provide balanced objectives to discourage excessive risk taking; and

  •
  long-term equity incentive awards discourage excessive risk taking by encouraging our executives to consider the long-term interests of the Company and reduce the likelihood that executives will take excessive short-term risks.

        The Compensation Committee reviewed the elements of our executive compensation and determined that no portion of executive compensation encouraged excessive risk taking.

Compensation of Directors

        We currently do not pay our directors who are employees or affiliates of our venture capital investors any cash or equity compensation for their services as members of our Board or any Committee of our Board. We have a policy of reimbursing our directors for travel, lodging and other expenses incurred in connection with their attendance at our Board or Committee meetings. Each non employee member of our Board who is not affiliated with one of our venture capital investors are entitled to receive the following compensation:

  •
  a grant of an option to purchase 17,600 shares of our common stock upon the election or appointment of the non-employee Board member to the Board to vest monthly over four years;

  •
  an annual grant of an option to purchase 3,520 shares of our common stock at the time of our annual stockholder meeting to vest in full on the first anniversary of grant;

  •
  an annual retainer of $15,000 to be paid at the time of our annual stockholder meeting;

  •
  an additional retainer of $5,000 if such director also serves as our Audit Committee chairman;

  •
  an additional retainer of $3,000 if such director also serves as our Compensation Committee chairman;

  •
  $1,000 per in person meeting of the Board or any Board Committee and $500 per telephonic meeting of the Board or any Board Committee; and

  •
  reimbursement of reasonable out of pocket expenses incurred in connection with their attendance of our Board or Committee meetings.

        The options granted to eligible directors vest only upon continued service over the vesting period and accelerate in full upon a change of control.

Director Compensation Table

        The following table sets forth information concerning the compensation earned during the last fiscal year by each individual who served as a director at any time during the fiscal year:

2010 DIRECTOR COMPENSATION

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)(1)(2)	Total
William G. Bock	$25,500	$31,220	$66,720
Sheeraz D. Haji	$22,500	$31,220	$53,720
Kristen L. Magnuson	$27,000	$31,220	$58,220

(1)
These amounts represent the aggregate grant date fair value of stock options to acquire shares of our common stock recognized for financial statement reporting purposes in 2010 calculated in accordance with FASB ASC Topic 718. See Note 9, Stockholders' Equity, of the notes to the financial statements filed in connection with our 2010 10-K Report for a discussion of assumptions made in determining the grant date fair value and compensation expense of our stock options.

(2)
Each of the directors earned options in 2010 to acquire 7,040 shares of our common stock. These options were granted on February 4, 2010 with an exercise price equal to the fair market of our common stock on such date.

EQUITY COMPENSATION PLAN INFORMATION

        We currently maintain two compensation plans that provide for the issuance of our common stock to officers and other employees, directors and consultants. These consist of the 1999 Plan and the 2009 Plan, which have both been approved by stockholders. The following table sets forth information regarding outstanding options and shares reserved for future issuance under the foregoing plans as of December 31, 2010:

Plan Category(1)	Number of shares to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of shares remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))(2) (c)
Equity compensation plans approved by stockholders	3,029,634	$3.72	198,980
Equity compensation plans not approved by stockholders	—	—	—

Total	3,029,634	$3.72	198,980

(1)
The information presented in this table includes 186,861 options assumed by Convio in connection with acquisitions of other companies and 106,725 shares issuable upon the exercise of outstanding warrants.

(2)
Includes 198,980 shares available for future issuance under the 2009 Plan. The shares that are reserved for issuance under the 2009 Plan are subject to automatic increase on January 1 of each year by a number of shares equal to 4% of our outstanding shares as of the close of business on December 31 of the preceding calendar year or a lesser amount as determined by our Board.

1999 Stock Option/Stock Issuance Plan

        We have granted stock options to purchase shares of common stock to our employees, directors and consultants under our 1999 Plan. Stock options granted by us under the 1999 Plan have an exercise price equal to the fair market value of our common stock on the day of grant and typically vest 25% on the first anniversary and monthly thereafter, based upon continued employment over a four-year period. We have generally granted stock options with a ten year term, but adopted a general practice of granting stock options with a seven year term in July 2006. Incentive stock options also include certain other terms necessary to assure compliance with the Internal Revenue Code. Shares of common stock may also be issued under our 1999 Plan. We terminated our 1999 Plan upon the effective date of our initial public offering for purposes of granting any future equity awards.

        In the event we are acquired by merger or asset sale, any then-outstanding options or stock issuances under our 1999 Plan may be assumed or substituted by any successor corporation or its parent corporation. If the successor corporation or its parent does not assume or substitute for such options or stock issuances under our 1999 Plan, the options and stock issuances will be subject to accelerated vesting. Options and stock issuances held by participants who have completed less than one year of service at the time of the merger or asset sale will receive one year of vesting credit. Options and stock issuances held by participants who have completed at least one year of service at the time of the merger or asset sale will immediately vest with respect to 50% of any unvested shares.

        Certain options and stock issuances under our 1999 Plan may provide for additional acceleration if a participant is terminated without cause or resigns for good reason within 18 months following a change of control transaction. Pursuant to the terms of our form of option agreement we enter into with each of our named executive officers, if a named executive officer is terminated for any reason other than for cause or resigns for good reason following a change of control, then such officer would be entitled to an acceleration of all of the unvested shares underlying the option grants subject to such agreements as of the time of such termination or resignation. "Cause" is defined in this form of option agreement as fraud, illegal acts, a material violation of any agreements between such officer and us or a material failure of the executive officer to perform to a reasonable standard after notice of such failure and failure to cure within a set time period. "Good reason" is defined in this form of option agreement as, without the consent of such officer, a material adverse change in such officer's duties after a change of control, a reduction of base salary or relocation of principal place of employment to a location more than 35 miles from such location prior to the change of control.

2009 Stock Incentive Plan

        The 2009 Plan provides for the grant of incentive stock options, within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, to our employees and other individuals providing services to us and our affiliate corporations, as the administrator may select from time to time, and for the grant of nonstatutory stock options, restricted stock, restricted stock units, stock appreciation rights, phantom stock, performance units and performance shares. Our Board or a committee of our Board administers our 2009 Plan. Different committees may administer our 2009 Plan with respect to different groups of participants. The administrator has the power to determine the terms of the awards, including the exercise price, the number of shares subject to each such award, the exercisability of the awards and the form of consideration payable upon exercise. The administrator may impose terms, limits, restrictions and conditions upon awards, and may modify, amend, extend or renew awards, accelerate or change the timing of exercise of awards or waive any restrictions or conditions of an award. Unless the administrator provides otherwise, our 2009 Plan generally does not allow for the transfer of awards and only the recipient of an award may exercise an award during his or her lifetime.

        In the event of certain significant corporate transactions, including a change of control of us (as determined under our 2009 Plan), any then-outstanding equity award or option under our 2009 Plan may be assumed, continued or substituted for by any surviving or acquiring entity, or its parent company. If the surviving or acquiring entity or its parent company elects to assume, continue or substitute for such awards or options, the administrator may provide for additional acceleration, if a holder of such equity award or option is terminated without cause or resigns for good reason (as defined in the grant agreement) within a period not exceeding 18 months following a change of control of us. If the surviving or acquiring entity or its parent company elects not to assume, continue or substitute for the equity awards or options under our 2009 Plan, all outstanding equity awards and options under such plan will become subject to accelerated vesting. In the event that accelerated vesting is triggered, in most cases 50% of the award that is outstanding at the time of the triggering event will become vested and exercisable. However, the amount of the award subject to accelerated vesting may be more or less than 50% based on the terms of the grant agreement and the duration of the grantee's service such that a grantee who has completed less than one year of service at the time of the change of control will receive only one year of vesting credit.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

        Since January 1, 2010, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or are a party in which the amount involved exceeded or exceeds $120,000 and in which any of our directors, executive officers, holders of more than 5% of any class of our voting securities, or any member of the immediate family of any of the foregoing persons, had or will have a direct or indirect material interest, other than compensation arrangements with directors and executive officers, which are described where required under the "Executive Compensation" section of this proxy statement, and the transactions described below.

Indemnification Agreements

        We have entered into indemnification agreements with each of our directors and executive officers. These agreements, among other things, require us to indemnify each director and executive officer to the fullest extent permitted by Delaware law, including indemnification of expenses such as attorneys' fees, judgments, fines and settlement amounts incurred by the director or executive officer in any action or proceeding, including any action or proceeding by or in right of us, arising out of the person's services as a director or executive officer.

Stock Options Granted to Executive Officers and Directors

        We have granted stock options to our executive officers and directors. For more information regarding these stock options, see the section titled "Executive Compensation—Compensation Discussion and Analysis."

Procedures for Related Party Transactions

        Under our code of business conduct and ethics, our employees and officers are discouraged from entering into any transaction that may cause a conflict of interest for us. In addition, they must report any potential conflict of interest, including related party transactions, to their managers or our compliance officer who then reviews and summarizes the proposed transaction for our Audit Committee. Pursuant to its charter, our Audit Committee must then approve any related party transactions, including those transactions involving our directors. In approving or rejecting such proposed transactions, the Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including the material terms of the transactions, risks, benefits, costs, availability of other comparable services or products and, if applicable, the impact on a director's independence. Our Audit Committee will approve only those transactions that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion. A copy of our code of business conduct and ethics and Audit Committee charter has been posted on our website at www.convio.com. The inclusion of a reference to our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth information known to us regarding the beneficial ownership of our common stock as of March 22, 2011 by (i) each stockholder who is known by us to beneficially own more than 5% of our common stock, (ii) each of our directors and director-nominee(s), (iii) each of our executive officers named in the Summary Compensation Table above, and (iv) all of our directors and executive officers as a group:

        Unless otherwise indicated, the principal address of each of the stockholders below is c/o Convio, Inc., 11501 Domain Drive, Suite 200 Austin, TX 78758.

Beneficial Owner	Number of Shares Beneficially Owned	Percent
Named Executive Officers and Directors
Gene Austin(1)	592,719	3.3%
James R. Offerdahl(2)	262,200	1.4%
Vinay K. Bhagat(3)	476,945	2.6%
Randall N. Potts(4)	197,813	1.1%
Marcus K. Cannon(5)	50,966	0.3%
William G. Bock(6)	21,340	0.1%
Sheeraz D. Haji(7)	123,542	0.7%
Christopher B. Hollenbeck(8)	1,347,224	7.5%
M. Scott Irwin(9)	1,488,149	8.3%
Kristen L. Magnuson(10)	21,340	0.1%
George H. Spencer III(11)	1,129,551	6.3%
All executive officers and directors as a group (18 persons)(12)	6,144,990	31.7%
5% Stockholders
Entities affiliated with Janus Capital Management LLC(13)	1,706,818	9.5%
Entities affiliated with El Dorado Ventures(14)	1,488,149	8.3%
Entities affiliated with Austin Ventures(15)	1,408,711	7.8%
Entities affiliated with Granite Ventures(16)	1,345,785	7.5%
Adobe Systems, Inc.(17)	1,185,799	6.6%
Adams Street V, L.P.(18)	1,129,551	6.3%
Wellington Management Company LLC(19)	936,500	5.4%

(1)
Consists of (i) 396,243 shares held of record by Mr. Austin, and (ii) options to purchase 196,476 shares exercisable within 60 days of March 22, 2011, 158,306 of which are vested. Mr. Austin has served as our Chief Executive Officer and as a member of our Board since July 2003.

(2)
Consists of (i) 121,400 shares held of record by Mr. Offerdahl, and (ii) options to purchase 140,800 shares exercisable within 60 days of March 22, 2011, 110,110 of which are vested. Mr. Offerdahl has served as our Chief Financial Officer and Vice President of Administration since February 2005.

(3)
Consists of (i) 184,600 shares held of record by Mr. Bhagat and (ii) options to purchase 292,345 shares exercisable within 60 days of March 22, 2011, 273,205 of which are vested. Mr. Bhagat has served on our Board since inception and has served as our Chief Strategy Officer since July 2003.

(4)
Consists of (i) 18,373 shares held of record by Mr. Potts and (ii) options to purchase 179,440 shares exercisable within 60 days of March 22, 2011, all of which are vested. Mr. Potts has served as our Vice President of Sales since September 2003.

(5)
Consists of options to purchase 50,966 shares exercisable within 60 days of March 22, 2011, all of which are vested. Mr. Cannon has served as our Vice President of Services since March 2009.

(6)
Consists of options to purchase 21,340 shares exercisable within 60 days of March 22, 2011, all of which are vested. Mr. Bock has served as a member of our Board since February 2008.

(7)
Consists of (i) 5,600 shares held of record by Mr. Haji and (ii) options to purchase 117,942 shares exercisable within 60 days of March 22, 2011, all of which are vested. Mr. Haji has served as a member of our Board since February 2007 and served as our President from February 2007 to February 2008.

(8)
Consists of (i) 123 shares held by Mr. Hollenbeck and (ii) an aggregate of 1,347,101 shares held by entities affiliated with Granite Ventures. Mr. Hollenbeck is a Managing Director of Granite Ventures, LLC. Granite Ventures, LLC is the managing member of the general partners of the Granite Ventures funds that hold shares of our capital stock, as disclosed in footnote 16 of this table. Mr. Hollenbeck disclaims beneficial ownership of the shares held by the Granite Ventures funds, except to the extent of his pecuniary interest therein. The address for Mr. Hollenbeck is One Bush Street, Suite 1350, San Francisco, California 94104. Mr. Hollenbeck has served as a member of our Board since March 2001.

(9)
Mr. Irwin is a General Partner of the El Dorado Ventures funds that hold an aggregate of 1,488,149 shares of our common stock, as disclosed in footnote 14 of this table. Mr. Irwin disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Mr. Irwin has served as a member of our Board since February 2007.

(10)
Consists of options to purchase 21,340 shares exercisable within 60 days of March 22, 2011, all of which are vested. Ms. Magnuson has served as a member of our Board since January 2008.

(11)
Mr. Spencer is a Senior Consultant with Adams Street Partners and has a financial interest in Adams Street V, L.P. that holds an aggregate 1,129,551 as disclosed in footnote 18 of this table. Mr. Spencer disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein. Mr. Spencer has served as a member of our Board since 2004.

(12)
Consists of (i) 767,400 shares held of record by our current directors and executive officers, (ii) 3,964,801 shares held by entities affiliated with certain of our directors, and (iii) options to purchase 1,412,789 shares exercisable within 60 days of March 22, 2011, 1,324,789 of which are vested.

(13)
Consists of 1,706,818 shares beneficially owned by Janus Capital Management LLC as stated in their Form 13G filed with the Securities and Exchange Commission on February 14, 2011. Janus Capital has a direct 94.5% ownership stake in INTECH Investment Management ("INTECH") and a direct 77.8% ownership stake in Perkins Investment Management LLC ("Perkins"). Due to this ownership structure, holdings for Janus Capital, Perkins and INTECH were aggregated for purposes of their Form 13G filing. Janus Capital, Perkins and INTECH are registered investment advisers, each furnishing investment advice to various investment companies registered under Section 8 of the Investment Company Act of 1940 and to individual and institutional clients (collectively referred to herein as "Managed Portfolios"). As a result of its role as investment adviser or sub-adviser to the Managed Portfolios, Janus Capital may be deemed to be the beneficial owner of 1,706,818 shares held by such Managed Portfolios. However, Janus Capital does not have the right to receive any dividends from, or the proceeds from the sale of, the securities held in the Managed Portfolios and disclaims any ownership associated with such rights. The address for Janus Capital Management is 151 Detroit Street, Denver, Colorado 80206.

(14)
Consists of (i) 1,453,872 shares held of record by El Dorado Ventures VI, L.P. and (ii) 34,277 shares held of record by El Dorado Technology '01, L.P. as stated in the Form 13D filed with the

  Securities and Exchange Commission on March 18, 2011. El Dorado Ventures VI, LLC is the General Partner of El Dorado Ventures VI, L.P. and El Dorado Technology '01, L.P. Mr. Irwin, one of our directors, Thomas H. Peterson and Charles D. Beeler are Managing Members of El Dorado Ventures VI, LLC and may be deemed to have shared voting and investment power of the shares held by El Dorado Ventures VI, L.P. and El Dorado Technology '01, L.P. The address for El Dorado Ventures is 2440 Sand Hill Road, Suite 200, Menlo Park, CA 94025.

(15)
Consists of (i) 1,370,177 shares held of record by Austin Ventures VI, L.P. and (ii) 38,534 shares held of record by Austin Ventures VI Affiliates Fund, L.P. as stated in the Form 13G/A filed with the Securities and Exchange Commission on February 11, 2011. AV Partners VI, L.P. is the general partner of Austin Ventures VI, L.P. and Austin Ventures VI Affiliates Fund, L.P. and has sole voting and investment power over the shares held by such entities. Joseph C. Aragona, Kenneth P. DeAngelis, John D. Thornton, Blaine F. Wesner and Jeffery C. Garvey are the general partners of AV Partners VI, L.P. and may be deemed to have shared voting and investment power with respect to the shares held by Austin Ventures VI, L.P. and Austin Ventures VI Affiliates Fund, L.P. Such persons and entities disclaim beneficial ownership of the shares held by funds affiliated with Austin Ventures, except to the extent of their pecuniary interest therein. The address for these entities is 300 West Sixth Street, Suite 2300, Austin, Texas 78701.

(16)
Consists of (i) 1,338,929 shares held of record by Granite Ventures, L.P. and (ii) 6,856 shares held of record by Granite Ventures LLC as stated in the Form 13G filed with the Securities and Exchange Commission on February 9, 2011. Granite Ventures, LLC is the managing member of each entity's general partner. Jacqueline Berterretche, Thomas Furlong, Christopher Hollenbeck, one of our directors, Samuel Kingsland, Christopher McKay, Standish O'Grady, Leonard Rand and Eric Zimits are Managers of Granite Ventures LLC and share voting and investment control over these shares. The Managers of Granite Ventures LLC disclaim beneficial ownership of these shares except to the extent of their pecuniary interest therein. The address for these entities is One Bush Street, Suite 1350, San Francisco, California 94104.

(17)
Consists of 1,185,799 shares held of record by Adobe Systems Incorporated as stated in the Form 13G filed with the Securities and Exchange Commission on February 25, 2011. The address for Adobe Systems Incorporated is 345 Park Avenue, San Jose, California 95110.

(18)
Consists of 1,129,551 shares held of record by Adams Street V, L.P. as stated in the Form 13G filed with the Securities and Exchange Commission on February 14, 2011. Adams Street Partners, LLC is the general partner of Adams Street V, L.P., Timothy R. M. Bryant, Taylor B. French, Alva B. Holaday, John W. Puth, Elisha P. Gould III, Kevin T. Callahan, William J. Hupp, Joan W. Newman, Wilbur H. Gantz, Quintin I. Kevin, John G. Fencik and Hanneke Smits, each of whom is an officer, director or partner of Adams Street Partners, LLC, may be deemed to have shared voting and investment power over the shares held by Adams Street V, L.P. Mr. Spencer, one of our directors, is a senior consultant of Adams Street Partners, LLC. Mr. Bryant, Mr. French, Mr. Holaday, Mr. Puth, Ms Gould, Mr. Callahan, Mr. Hupp, Ms. Newman, Mr. Gantz, Mr. Kevin, Mr. Fencik, Ms. Smits and Mr. Spencer disclaim beneficial ownership of these shares, except to the extent of their pecuniary interest therein. The address for this entity is One North Wacker Drive, Suite 2200, Chicago, Illinois 60606.

(19)
Consists of 963,500 shares in which Wellington Management Company LLC has shared dispositive power as stated in the Form 13G filed with the Securities and Exchange Commission on February 14, 2011. Wellington Management, in its capacity as investment adviser, may be deemed to beneficially own 963,500 shares which are held of record by clients of Wellington Management. The address for Wellington Management is 280 Congress Street, Boston, MA 02210.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

        Based solely on our review of such forms furnished to us, and written representations from certain reporting persons, we believe that during 2010, all of our executive officers and directors filed the required reports on a timely basis under Section 16(a), except for the following: (a) a late Form 4 report was filed by Mr. Bhagat on May 28, 2010 to report the grant of equity awards under the 1999 Plan, and (b) a late Form 4 was filed by Mr. Irwin on March 17, 2011 to report the purchase of common stock during our initial public offering.

STOCKHOLDER PROPOSALS OR NOMINATIONS
TO BE PRESENTED AT NEXT ANNUAL MEETING

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), some stockholder proposals may be eligible for inclusion in our proxy statement for the 2012 annual meeting. These stockholder proposals must be submitted, along with proof of ownership of our stock in accordance with Rule 14a-8(b)(2), to the Secretary at our principal executive offices no later than the close of business on December 13, 2011 (120 days prior to the anniversary of prior year's mailing date). Failure to deliver a proposal in accordance with these procedures may result in it not being deemed timely received.

        Submitting a stockholder proposal does not guarantee that we will include it in our proxy statement. Our Nominating and Governance Committee reviews all stockholder proposals and makes recommendations to the Board for actions on such proposals. For information on qualifications of director nominees considered by our Nominating and Governance Committee, see the "Corporate Governance" section of this proxy statement.

        In addition, under our bylaws any stockholder intending to nominate a candidate for election to the Board or to propose any business at our 2012 annual meeting, other than non-binding proposals presented pursuant to Rule 14a-8 under the Exchange Act, must give notice to the Secretary at our principal executive offices, not earlier than the close of business on the 120th day nor later than the close of business on the 90th day prior to the first anniversary of the date of the preceding year's annual meeting as first specified in the notice of meeting (without regard to any postponements or adjournments of such meeting after the notice was first given). The notice must include the information specified in our bylaws, including information concerning the nominee or proposal, as the case may be, and information concerning the proposing or nominating stockholder's ownership of and agreements related to our stock. If the 2012 annual meeting is held more than 30 days from the anniversary of the 2011 annual meeting, the stockholder must submit notice of any such nomination and of any such proposal that is not made pursuant to Rule 14a-8 by the later of the 90th day before the 2012 annual meeting or the 10th day following the date on which public announcement of the date of such meeting is first made. We will not entertain any proposals or nominations at the meeting that do not meet the requirements set forth in our bylaws. If the stockholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Exchange Act, we may exercise discretionary voting under proxies that we solicit to vote in accordance with our best judgment on any stockholder proposal or nomination. Our bylaws are posted on our website at www.convio.com. To make a submission or request a copy of our bylaws, stockholders should contact our Secretary. We strongly encourage stockholders to seek advice from knowledgeable counsel before submitting a proposal or a nomination.

 TRANSACTION OF OTHER BUSINESS

        At the date of this Proxy Statement, the Board knows of no other business that will be conducted at the 2011 annual meeting other than as described in this Proxy Statement. If any other matter or matters are properly brought before the meeting or any adjournment or postponement of the meeting, it is the intention of the persons named in the accompanying proxy to vote the proxy on such matters in accordance with their best judgment.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

        To reduce the expense of delivering duplicate proxy materials to stockholders who may have more than one account holding Convio stock but sharing the same address, we have adopted a procedure approved by the SEC called "householding." Under this procedure, certain stockholders of record who have the same address and last name will receive only one copy of our proxy materials until such time as one or more of these stockholders notifies us that they want to receive separate copies. This procedure reduces duplicate mailings and saves printing costs and postage fees, as well as natural resources. Stockholders who participate in householding will continue to have access to and utilize separate proxy voting instructions.

        If you receive a single set of proxy materials as a result of householding, and you would like to have separate copies of our annual report or proxy statement mailed to you, please submit a request to our Corporate Secretary, or call our Investor Relations department at (512) 652-2600, and we will promptly send you what you have requested. You can also contact our Investor Relations department at the phone number above if you received multiple copies of the annual meeting materials and would prefer to receive a single copy in the future, or if you would like to opt out of householding for future mailings.

By order of the Board of Directors
Gene Austin Chairman, Chief Executive Officer and President

April 12, 2011

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X 01BG9C 1 U P X + PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Annual Meeting Proxy Card Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below B Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + A IMPORTANT ANNUAL MEETING INFORMATION Proposals — The Board of Directors recommends a vote FOR the nominee listed and FOR Proposals 2 and 4 and for 3 Yrs on Proposal 3. For Against Abstain 2. To approve on an advisory (non-binding) basis the compensation of the Named Executive Officers as disclosed in the Company’s Proxy Statement. 4. To ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2011. 3. To recommend on an advisory (non-binding) basis the frequency of an advisory vote on executive compensation in the future. 01 - M. Scott Irwin 1. To elect one director to hold office for a three-year term until our 2014 annual meeting of stockholders and until his successor is elected and qualified. For Nominee Withhold 3 Yrs 2 Yrs 1 Yr Abstain 1 1 3 9 1 6 2

 PLEASE FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Notice of 2011 Annual Meeting of Shareholders 11301 Domain Drive Austin, Texas 78758 Proxy Solicited by Board of Directors for Annual Meeting — May 19 Gene Austin and Jim Offerdahl, or any of them, each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Convio, Inc. to be held on May 19, 2011 or at any postponement or adjournment thereof. Shares represented by this proxy will be voted by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the director nominee indicated on the reverse side, FOR Proposals 2 and 4, and for THREE YEARS on Proposal 3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting. (Proposals to be voted on appear on reverse side.) Proxy — Convio, Inc. Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders. The proxy statement and annual report are available at: www.edocumentview.com/CNVO